UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

DraftKings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 24, 2023
DEAR SHAREHOLDER:
It is a pleasure for me to extend to you an invitation to attend the 2023 Annual Meeting of Shareholders of DraftKings Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually on May 15, 2023, at 10 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2023.
The enclosed Notice of 2023 Annual Meeting of Shareholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.
We hope that all shareholders will virtually attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone, by following the instructions included with the proxy card.
On behalf of our Board of Directors and executives, I would like to express our appreciation for your support and interest in DraftKings Inc. I look forward to seeing you at the Annual Meeting.
JASON D. ROBINS
Chief Executive Officer and Chairman of the Board

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF DRAFTKINGS INC.:
The Annual Meeting of Shareholders of DraftKings Inc. will be held on May 15, 2023, at 10 a.m., Eastern Time. We have adopted a virtual format for the 2023 Annual Meeting of Shareholders to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2023.
The Annual Meeting of Shareholders is being held for the following purposes:
1.
To elect ten directors to our Board of Directors;

2.
To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.
To conduct a non-binding advisory vote on executive compensation; and

4.
To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
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Vote online or by telephone, by following the instructions included with the proxy card; or

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Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only shareholders of record at the close of business on March 16, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card were either made available to you online or mailed to you beginning on or about March 24, 2023.
By Order of the Board of Directors
R. STANTON DODGE
Chief Legal Officer and Secretary
March 24, 2023

i

PROXY STATEMENT OF DRAFTKINGS INC.
GENERAL INFORMATION
This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of DraftKings Inc. (“DraftKings,” “we,” “us,” “our,” or the “Company”). The Annual Meeting will be held on May 15, 2023, at 10 a.m., Eastern Time. The Annual Meeting will be held virtually. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2023.
This Proxy Statement is being sent or provided on or about March 24, 2023 to shareholders of record at the close of business on March 16, 2023 (the “Record Date”) of our Class A common stock, par value $0.0001 per share (the “Class A Shares”), and Class B common stock, par value $0.0001 per share (the “Class B Shares”).
Your proxy is being solicited by our board of directors (the “Board” or “Board of Directors”). Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on May 14, 2023. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting, if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of ten directors, the ratification of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and a non-binding advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not in and of itself revoke your proxy.
As previously disclosed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), on August 9, 2021, DraftKings Inc., a Nevada corporation (“Old DK Parent”), and Golden Nugget Online Gaming, Inc., a Delaware corporation (“GNOG”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) for Old DK Parent to acquire GNOG in an all-stock transaction (the “GNOG Transaction”). On May 5, 2022 (the “GNOG Closing Date”), Old DK Parent consummated the GNOG Transaction and, in connection therewith, undertook a holding company reorganization whereby a new holding company, New Duke Holdco, Inc., a Nevada corporation (“New DraftKings”), became the going-forward public company and the direct parent company of both Old DK Parent and GNOG. New DraftKings was renamed “DraftKings Inc.” on the GNOG Closing Date. Unless otherwise indicated, the terms “DraftKings,” the “Company,” “we,” “us,” or “our” refer to (i) Old DK Parent for periods preceding the GNOG Closing Date and (ii) New DraftKings for periods on and subsequent to the GNOG Closing Date.
Attendance at the Meeting
This year’s Annual Meeting will be held entirely online to provide a consistent and convenient experience to all shareholders regardless of their location. Shareholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/DKNG2023. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 10 a.m., Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.
Log in Instructions
To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/DKNG2023. Shareholders will need their 16-digit control number, which appears on the notice and the instructions that accompanied the proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
Submitting Questions at the Virtual Annual Meeting
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
The Rules of Conduct will be posted on www.virtualshareholdermeeting.com/DKNG2023 approximately two weeks prior to the date of the Annual Meeting.
Annual Meeting Technical Assistance
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents
The live audio webcast will be available to not only our shareholders but also our team members and other constituents.
Securities Entitled to Vote
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record,” with respect to those shares. The notice will be sent to you by mail directly by us. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
Only shareholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 461,699,415 Class A Shares outstanding and 393,013,951 Class B Shares outstanding. Each Class A Share is entitled to one vote per share on each proposal to be considered by our shareholders, and each Class B Share is entitled to ten votes per share on each proposal to be considered by our shareholders.

As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Matters Scheduled for a Vote
There are three matters scheduled for a vote:
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Proposal 1:   To elect ten directors named in the Proxy Statement with terms to expire at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”);

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Proposal 2:   To ratify the selection of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

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Proposal 3:   To conduct a non-binding advisory vote on executive compensation.

Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm, and the non-binding advisory vote on executive compensation, our Board of Directors knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
Board of Directors Voting Recommendation
Our Board of Directors recommends that you vote your shares:
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“For” the election of all ten director nominees;

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“For” the ratification of the selection of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

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“For” the approval, on a non-binding advisory basis, of our executive compensation.

How to Vote
For Proposal 1, you may vote “For All”, “Withhold All”, “For All Except” or abstain from voting with respect to each nominee to the Board of Directors. For Proposal 2, you may vote “For”, “Against” or abstain from voting. For Proposal 3, you may vote “For”, “Against” or abstain from voting. The procedures for voting are outlined below.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/DKNG2023, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.
1.
To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/DKNG2023. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

2.
To vote on the Internet, please visit www.ProxyVote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 14, 2023 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 14, 2023 to be counted.

4.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Vote Required
In accordance with our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The ten nominees receiving the highest number of votes cast “for” will be elected.
The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on executive compensation. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on executive compensation.
Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of BDO as our independent registered public accounting firm and the non-binding advisory vote on executive compensation. However, abstentions and withheld votes will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of BDO as our independent registered public accounting firm or the non-binding advisory vote on executive compensation.
Jason D. Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power of our issued and outstanding shares. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote: (1) for the election of each of the ten director nominees; (2) for the ratification of the appointment of BDO as our independent registered public accounting firm; and (3) for the approval, on a non-binding advisory basis, of our executive compensation. Accordingly, the election of each of the director nominees, the ratification of the appointment of BDO as our independent registered public accounting firm and the approval, on a non-binding advisory basis, of our executive compensation are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.

How to Change Your Vote After Submitting Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy in any one of three ways:
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A duly executed proxy card with a later date or time than the previously submitted proxy;

2.
A written notice that you are revoking your proxy to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116; or

3.
A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.
How to Submit Shareholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some shareholder proposals may be eligible for inclusion in our 2024 proxy statement. Any such proposal must be submitted in writing by November 25, 2023 to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. If we change the date of our 2024 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Amended and Restated Bylaws (our “Bylaws”). The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of such shareholder proposal must be delivered to, or mailed and received by, our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116, no earlier than January 16, 2024 and no later than the close of business on February 15, 2024, which notice must contain the information specified in our Bylaws. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2024 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act , with such notice being postmarked or transmitted electronically to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 no later than March 16, 2024, or, if we change the date of our 2024 Annual Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual

Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure reduces our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify Broadridge Financial Solutions at www.ProxyVote.com, send a written request to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095, in each case, to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions at the address or phone number provided above.
How to Obtain the Results of Voting at Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.
Our Mailing Address
Our mailing address is 222 Berkeley St., Fifth Floor, Boston, MA 02116.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our shareholders will elect a board of ten directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders, or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the ten nominees who receive the most votes will be elected to the ten open directorships, even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.
Prior to the consummation of the transactions contemplated by the business combination agreement (the “Business Combination”) dated December 22, 2019, as amended on April 7, 2020, certain of our nominees served on the board of directors of DK Crown Holdings Inc. (formerly DraftKings Inc.) (“DK DE”), a Delaware corporation. In addition, immediately prior to the consummation of the GNOG Transaction, each of our nominees served on the board of directors of Old DK Parent, of which the Company is the successor registrant.
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills for each nominee.
Name	Position	Age
Jason D. Robins	Chief Executive Officer and Chairman of the Board	42
Harry Evans Sloan	Vice Chairman of the Board	73
Matthew Kalish	President, DraftKings North America and Director	41
Paul Liberman	President, Global Technology and Product and Director	39
Woodrow H. Levin	Director	44
Jocelyn Moore	Director	46
Ryan R. Moore	Director	49
Valerie Mosley	Director	63
Steven J. Murray	Director	54
Marni M. Walden	Director	56
Jason D. Robins is our Chief Executive Officer and Chairman of the Board. Mr. Robins co-founded the Company in December 2011 and served as its Chief Executive Officer from its inception, and has served as our Chief Executive Officer and Chairman of the Board since April 2020. Mr. Robins oversees the Company’s strategy and operations, while also driving financings and strategic initiatives. He has built a reputation for expanding DraftKings’ reach across numerous platforms through wide-ranging, forward-thinking strategic relationships. Mr. Robins has led efforts at DraftKings to work with policy makers and regulators to pass fantasy sports, sports betting and iGaming legislation. Mr. Robins also serves on the board of directors of Extend, which is currently engaged in the business of providing extended warranty service contracts for consumer products, as well as Horizon Acquisition Corporation II, which is a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States. Mr. Robins also served on the board of directors of FirstMark Horizon Acquisition Corp., which was a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States, from September 2020 until the completion of its initial business combination with Starry, Inc. in March 2022. Mr. Robins attended Duke University, where he received his B.S. in Economics and Computer Science and a minor in math.
We believe Mr. Robins is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our Chief Executive Officer and as a co-founder.

Harry Evans Sloan has served on our Board since April 2020 and serves as Vice Chairman of DraftKings. Mr. Sloan is a media investor, entrepreneur and studio executive. Since 2011, Mr. Sloan has co-founded seven special purpose acquisition companies with his partners, including Jeff Sagansky and Eli Baker, raising aggregate gross proceeds of over $5 billion. Mr. Sloan served as Chairman and Founder of Screaming Eagle Acquisition Corp, (NASDAQ: SCRMU) which completed it’s $750 million IPO in January 2022 and three months later announced a merger with Boston-based Ginkgo Bioworks Inc. (NYSE: DNA) in a deal valued at $17.5 billion and serves on their board. Mr. Sloan is the co-founder, Chief Executive Officer and Chairman of Soaring Eagle Acquisition Corp. (NASDAQ: SRNGU), which completed its $1.725 billion IPO in February 2021. Prior to Soaring Eagle, he served as Chief Executive Officer and Chairman of Flying Eagle Acquisition Corp., which raised $690 million in its initial public offering in March 2020, and, in December 2020, completed its initial business combination with Skillz Inc. (NYSE: SKLZ), a technology company that enables game developers to monetize their content through fun and fair multi-player competition. Mr. Sloan was a director of Skillz Inc. until August 2022. Prior to Flying Eagle, Mr. Sloan was a founding investor of Diamond Eagle Acquisition Corp., which raised $400 million in its initial public offering in May 2019 and in April 2020 completed its initial business combination with the Company. Prior to Diamond Eagle, Mr. Sloan was a founding investor of Platinum Eagle, which raised $325 million in its initial public offering in January 2018, completed its initial business combination in March 2019 with Target Logistics Management, LLC and RL Signor Holdings, LLC and changed its name to Target Hospitality Corp. (NASDAQ: TH). Target Hospitality is a vertically integrated specialty rental and hospitality services company. Prior to Platinum Eagle, Mr. Sloan was a founding investor of Double Eagle, which raised $500 million in its initial public offering in September 2015. Double Eagle completed its business combination in November 2017, in which its wholly-owned subsidiary acquired 90% of the shares of Williams Scotsman. In the transaction, Double Eagle changed its name to WillScot Corporation and subsequently to WillScot Mobile Mini Holdings Corp. (NASDAQ: WSC). WSC is a specialty rental services market leader providing modular space and portable storage solutions to diverse end markets across North America. From October 2005 to August 2009, Mr. Sloan served as Chairman and Chief Executive Officer of Metro-Goldwyn-Mayer, Inc., a motion picture, television, home entertainment, and theatrical production and distribution company, and thereafter continued as non-executive chairman until December 2010. Throughout his entrepreneurial career, Mr. Sloan was responsible for the creation or sponsorship of three successful public companies in the media and entertainment industries: Lions Gate Entertainment Corp., an independent motion picture and television production company, New World Entertainment Ltd., an independent motion picture and television production company, and SBS Broadcasting, S.A., a European broadcasting group, operating commercial television, premium pay channels, radio stations and related print businesses in Western and Central and Eastern Europe, which he founded in 1990. He has served on the board of ZeniMax Media Inc., an independent producer of interactive gaming and web content, since 1999. Mr. Sloan began his career as an entertainment lawyer with Sloan, Kuppin and Ament, a law firm he founded. He currently serves on the University of California, Los Angeles Anderson School of Management Board of Visitors, the Executive Board of the UCLA School of Theatre, Film and Television, the Harry and Florence Sloan Family Foundation, and the board of directors of the Pacific Council on International Policy. He is also an Associate Professor at the UCLA Anderson School of Management. Mr. Sloan received his J.D. from Loyola Law School and his B.A. from the University of California, Los Angeles.
We believe Mr. Sloan is qualified to serve on our Board due, among other things, to his extensive experience as an international media investor, entrepreneur and studio executive and his ability to identify key investment opportunities with significant returns for his partners.
Matthew Kalish is our President, DraftKings North America, and a director. Mr. Kalish co-founded the Company in December of 2011 and served as its Chief Revenue Officer from 2014 until December 2019. In December 2019, Mr. Kalish was appointed President, DraftKings North America. Mr. Kalish has served on our Board since April 2020. Mr. Kalish’s areas of responsibility have grown consistently to now oversee the performance of DraftKings’ Sportsbook, iGaming, Daily Fantasy Sports and Marketplace offerings, and he leads DraftKings’ operations, marketing and customer experience departments. Mr. Kalish focuses on developing and managing high-performing offerings and promotions that users love, and bringing those offerings to market in order to drive user base growth and loyalty. The innovation under Mr. Kalish’s guidance has helped DraftKings grow its customer base significantly. Under Mr. Kalish’s oversight, DraftKings has grown to offer a broad variety of sports and game variants in Daily Fantasy Sports, as well as highly competitive Sportsbook and iGaming offerings, which have resulted in DraftKings achieving a market leadership position in the rapidly expanding U.S. real-money gaming landscape. Mr. Kalish’s passion for sports, analytics and game design has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Mr. Kalish received his MBA from Boston College and his B.A. in Computer Science and Economics from Columbia University.
We believe Mr. Kalish is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, DraftKings North America and as a co-founder.
Paul Liberman is our President, Global Technology and Product, and a director. Mr. Liberman co-founded the Company in December 2011 and served as its Chief Operations Officer (“COO”) from 2015 to December 2019. In December 2019, Mr. Liberman was appointed President, Global Technology and Product. Mr. Liberman has served on our Board since April 2020. He oversees our product development while leading efforts in maintaining the Company’s current product offerings. He acted as DK DE’s Chief Technology Officer from 2011 to 2013 and subsequently acted as its Chief Marketing Officer before becoming COO. Mr. Liberman’s data-driven mindset has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Under his leadership, Mr. Liberman’s team has developed award-winning, stand-alone apps and product offerings including DraftKings’ DK Live and Leagues, DraftKings Daily Fantasy Sports app and, most recently, the DraftKings Sportsbook and iGaming platforms. Mr. Liberman also serves as an advisor to Extend, providing input and guidance on product and strategy. Mr. Liberman attended Worcester Polytechnic Institute where he received a B.S. in Electrical Engineering and minor in Computer Science.
We believe Mr. Liberman is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, Global Technology and Product and as a co-founder.
Woodrow H. Levin is the founder and has served as Chief Executive Officer of Extend, Inc. (“Extend”), which offers an API-first solution for merchants to offer extended warranties and protection plans, and 3.0 Capital GP, LLC, which is a multi-strategy crypto asset hedge fund. Mr. Levin has served on our Board since April 2020. Prior to founding Extend in November 2018 and 3.0 Capital GP, LLC in December 2017, Mr. Levin served as Vice President of growth at DocuSign, Inc., which allows organizations to digitally prepare, sign, act on, and manage agreements. In addition, Mr. Levin served as the founder and Chief Executive Officer of Estate Assist, Inc., from February 2014 to September 2015 (at which time it was acquired), which offers digital estate planning assistance and BringIt, Inc., from June 2009 to September 2012 (at which time it was acquired), which provides a virtual currency casino and arcade. Mr. Levin served as Director Emerging Business - Office of the CTO at International Game Technology, Inc., which manufactures and distributes slot machines and other gaming technology. Mr. Levin currently serves as a member of the board of directors of Extend (since November 2018). He received his J.D. from Chicago-Kent College of Law, Illinois Institute of Technology, and his B.A. from the University of Wisconsin.
We believe Mr. Levin is qualified to serve on our Board due, among other things, to his extensive experience and knowledge as an executive for technology companies, and his service as a member of our Board.
Jocelyn Moore has served on our Board since September 2020 and is currently Senior Managing Director of Corporate Affairs at Pretium, a $51 billion specialized alternative investment management firm that is an industry leader in single-family rentals, residential credit, corporate and structured credit, and litigation finance. She serves on the board of directors of OppFi, a publicly-traded financial technology company (NYSE: OPFI), and the board of directors and audit committee of Games & Esports Experience Acquisition Corp. (NASDAQ: GEEX), a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily in the interactive media industry and operating within or adjacent to competitive gaming and esports. She is also a member of the board of directors of Omaze, a private fundraising company disrupting traditional philanthropy and empowering world-changing nonprofits, and Pallas Advisors, a strategic advisory firm specializing in national security, defense, and innovation. In October 2021, Ms. Moore was appointed by the Biden Administration to serve on the board of directors of the First Responder Network (FirstNet) Authority, a unique public-private partnership created after September 11th to provide a high-speed, nationwide, wireless broadband network for public safety. As Principal of Jocelyn Moore Consulting LLC starting in May 2020, Ms. Moore has advised CEOs, executive teams, and boards of directors on strategic communications, crisis and risk management, regulatory affairs, corporate social responsibility, operations, organizational change, and diversity, equity, inclusion, and belonging. Previously, from June 2018 until April 2020, Ms. Moore was Executive Vice President of Communications and Public Affairs at the National Football League (“NFL”). As the NFL’s Global Chief Communications Officer, she was a member of the executive leadership team and responsible for managing the league’s corporate affairs. From July 2016 to June 2018, Ms. Moore was Senior Vice President of Public Policy and Government Affairs at the NFL. As Head of the NFL’s Washington, D.C. office, she led the league’s public policy agenda and managed the league’s political action committee. She serves as a director on several nonprofit boards: the West Virginia University Health System Board of Directors, where she is a member of the Quality & Patient Safety Committee; the University of Florida Foundation National board of directors, where she is as a member of the audit and nominating committees; the University of Florida Alumni Association board of directors; and the DC Rape Crisis Center board of directors, where she is a member of the fundraising committee. Ms. Moore holds a B.A. in English and an M.Ed. in Student Personnel in Higher Education, both from the University of Florida.
We believe Ms. Moore is qualified to serve on our Board due, among other things, to her experience and background in managing large-scale corporations, including experience in the front office of the NFL, as well as her service as a member of the board of directors of numerous entities.
Ryan R. Moore co-founded Accomplice Management, LLC, a venture capital firm, in January 2015 and is a founding investor in several technology companies. Mr. Moore has served on our Board since April 2020. He currently sits on the boards of several privately held companies. Mr. Moore began his career at SoftBank Capital Partners LP (“Softbank”), a venture capital firm. Later, he was an investment team member of GrandBanks Capital, which invested primarily in early stage technology companies. He joined Atlas Advisors, Inc., the predecessor to Accomplice, which focuses its investments on early-stage companies, where he was a Partner from August 2011 to December of 2014. Mr. Moore received his A.B. in Economics from Princeton University.
We believe Mr. Moore is qualified to serve on our Board due, among other things, to his extensive investment experience and background, including experience in the eSports industry, as well as his service as a member of the board of directors of DK DE and numerous other companies.
Valerie Mosley has served on our Board since September 2020 and is the Founder of Upward Wealth, a wealth-tech platform that helps hardworking Americans grow their net worth. Ms. Mosley advises and invests in companies that add value to investors and society through Valmo Ventures since 2012. Previously, from January 1992 until June 2012, Ms. Mosley served in multiple roles at Wellington Management Company, LLP (“Wellington Management”), a trillion-dollar global money management firm, including as Senior Vice President, Partner, Portfolio Manager and Investment Strategist. During her 20-year tenure at Wellington Management, she directly managed billions of dollars for clients and also chaired the firm’s Industry Strategy Group, charged with taking a long-term perspective to identify headwinds and tailwinds impacting industries. Ms. Mosley currently serves on the board of directors of Eaton Vance’s family of mutual funds, where she is chair of the governance committee and a member of the investment committee; Envestnet, Inc. (NYSE: ENV), a wealth management services and technology company, where she is a member of the nominating and governance committee and compliance and information security committee; and Caribou, a financial technology company that refinances automobile loans. Ms. Mosley formerly served on the board of directors of Groupon, Inc. (NASDAQ: GRPN) from April 2020 to August 2022, an online marketplace company, where she was a member of the nominating committee. Ms. Mosley also serves on New York State’s Common Retirement Pension Fund Investment Advisory Committee and the board of New Profit, a philanthropic venture firm. She is a founding member of the American Red Cross of Massachusetts Bay Tiffany Circle Society of Women Leaders. Ms. Mosley holds a B.A. in History from Duke University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania, with a specialty in finance.
We believe Ms. Mosley is qualified to serve on our Board due, among other things, to her extensive investment experience and background, including her experience serving as a member of the boards and committees of several large U.S. public companies.
Steven J. Murray is the Managing Partner of Revolution Growth III, LP (together with its affiliates, “Revolution”), a venture capital firm, where he has worked since January 2016. Mr. Murray has served on our Board since April 2020. Prior to joining Revolution, Mr. Murray worked for Softbank, a venture capital firm, from April 1996 to January 2016, where he most recently served as a Partner. Prior to joining Softbank, he worked for Deloitte & Touche LLP, where he specialized in high-growth technology based businesses. Mr. Murray currently serves as a member of the board of directors of a number of public and private Revolution portfolio companies, including: Glowforge Inc. (since August 2019), which manufactures 3D laser printers; Interactions Corporation (since June 2013), which uses artificial intelligence to create virtual assistant customer service products for companies; InVenture Capital Corporation d/b/a Tala (since March 2018), which provides financial products and services to underbanked individuals in developing nations; and Uptake Inc. (since 2022), which provides software and services to major industries to increase productivity, security, safety and reliability. From June 2013 until January 2021, Mr. Murray served as a member of the board of directors, audit committee and nominating and governance committee of Fitbit, Inc. (NYSE: FIT), which offers wireless-enabled wearable technology devices and activity trackers. From June 2018 to July 2022, Mr. Murray also served as a member of the board of directors and audit committee of BigCommerce Holdings Inc. (NASDAQ: BIGC), which offers a SaaS ecommerce Platform. Mr. Murray received his B.S. in Accounting from Boston College in 1990.
We believe Mr. Murray is qualified to serve on our Board due, among other things, to his experience as a member of the board of directors of both public and private companies, including DK DE, and expertise in fundraising, management of high-growth companies and all levels of corporate governance.
Marni M. Walden retired from Verizon Communications Inc. (“Verizon”), which provides wireless phone services, Internet access, global enterprise solutions and digital television services, in February 2018, where she most recently served as a Strategic Advisor from January 2018 to February 2018, and prior to that, served as President and Executive Vice President of Global Media and Telematics from March 2016 to January 2018, in which she built new revenue streams for Verizon and guided strategy for Verizon Media and the Connected Vehicle business, and as President and Executive Vice President of Product Innovation from May 2014 to March 2016, in which she led global strategy, venture and technology teams across all lines of business for Verizon. During her tenure at Verizon, as the company’s top-ranking female executive, Ms. Walden led multiple acquisitions and integrations including Yahoo, AOL, Fleetmatics, Telogis, Altel and RCC. Ms. Walden served as a director of DK DE from October 2018 to April 2020 and has served on the DraftKings board of directors since April 2020. Ms. Walden’s prior experiences include working for other wireless service providers including AT&T Inc., McCaw Communications, LLC and General Cellular Corporation. In addition, she served as chief operating officer, from January 2011 to May 2014, and separately as chief marketing officer, from October 2010 to January 2011, of Verizon Wireless, Inc. (f/k/a Cellco Partnership), a wireless telecommunications carrier. Ms. Walden currently serves as a member of the board of directors of Globetouch Inc. d/b/a Airlinq Inc. (since February 2017), which develops and deploys large scale connected applications around smart mobility and ecosystem monetization, and Persado Inc. (since June 2018), which uses artificial intelligence to generate language for digital marketing. Ms. Walden formerly served on the board of directors of Loon LLC from January 2019 to January 2021, which, prior to its liquidation, partnered with mobile network operators globally to expand the reach of their LTE service; ironSource Ltd. from May 2021 to November 2022, which assists mobile content creators in expanding businesses in the app economy; and 4C Insights, Inc. from April 2018 until July 2020, which provides a self-service intelligence platform for marketers. She also serves as an advisor to Goldman Sachs and New Mountain Capital, as well as various private companies, including Transformco, Opensignal Limited. Inc., and Life Impact Solutions, Inc. d/b/a Mobilize Solutions. Ms. Walden attended California State University, Chico, where she majored in English and minored in Communications.
We believe Ms. Walden is qualified to serve on our Board due, among other things, to her over 20 years of experience in telecommunications, technology and media, including her leadership roles at Verizon, where she gained extensive experience managing multi-billion dollar lines of business and leading transformative M&A activities and digital transformations, as well as her service as a member of the board of directors of DK DE and numerous other public and private companies.
* * *
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote in favor of each of the nominees set forth in Proposal

No. 1. Accordingly, election of all of the nominees set forth in Proposal No. 1 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

EXECUTIVE OFFICERS
The table below identifies, and provide certain information concerning, our current executive officers other than our current Chief Executive Officer, President, DraftKings North America and President, Global Technology and Product, whose information is included above.
Name	Position	Age
R. Stanton Dodge	Chief Legal Officer and Secretary	55
Jason K. Park	Chief Financial Officer	46
Erik Bradbury	Chief Accounting Officer	45
R. Stanton Dodge is our Chief Legal Officer and Secretary. Mr. Dodge joined DraftKings in that capacity in November 2017, and is responsible for all legal and government affairs and oversees Corporate Communications for DraftKings. Prior to joining DraftKings, Mr. Dodge served as Executive Vice President, General Counsel and Secretary of DISH Network Corporation (NASDAQ: DISH) from June 2007 to October 2017, where he was responsible for all legal and government affairs and oversaw corporate communications. Mr. Dodge serves on the board of directors of EchoStar Corporation (NASDAQ: SATS). In addition, Mr. Dodge was appointed to the State of Colorado, Supreme Court Nominating Commission on January 1, 2018 to serve a six-year term on the commission tasked with recommending nominees to fill vacancies on the Colorado Supreme Court and the Colorado Court of Appeals. Mr. Dodge received his J.D., magna cum laude, from Suffolk University Law School and his B.S. in Accounting from the University of Vermont.
Jason K. Park is our Chief Financial Officer. Mr. Park joined DraftKings in that capacity in June 2019, and is responsible for the accounting, tax, treasury, financial planning and analysis and investor relations departments. Mr. Park also serves as a member of the board of directors of Pine Street Inn, a non-profit organization that partners with homeless individuals to help them find and retain housing; and Belong Acquisition Corp (NASDAQ: BLNGU), Corner Growth Acquisition Corp 2 (NASDAQ: TRONU), and Corner Growth Acquisition Corp. (NASDAQ: COOL.U) (since December 2020), which are special-purpose acquisition companies formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries. Prior to joining DraftKings, from January 2009 to June 2019, Mr. Park worked at Bain Capital Private Equity (“Bain Capital”) where he was an Operating Partner and focused on technology investments. For more than 10 years, Mr. Park worked collaboratively with chief executive officers, chief financial officers and management teams to develop and achieve value creation plans. Before Bain Capital, Mr. Park was an Associate Partner at McKinsey & Company. Mr. Park has previously served as a director of Central Square Technologies. Mr. Park received his MBA from the Wharton School at the University of Pennsylvania and a MAcc (Master of Accountancy) and a B.B.A. from the University of Michigan.
Erik Bradbury is our Chief Accounting Officer. Mr. Bradbury joined DraftKings in that capacity in September 2020, and is responsible for the Company’s accounting functions, including SEC and regulatory reporting, operational accounting, accounting policy and development of relevant accounting positions. Prior to joining DraftKings, Mr. Bradbury has over 16 years of experience, most recently as a Partner with Ernst & Young, from July 2017 to September 2020. From September 2015 until September 2017, Mr. Bradbury served as a Professional Accounting Fellow at Financial Executives International. Prior to his role as a Professional Accounting Fellow, Mr. Bradbury spent 11 years in Ernst & Young’s U.S. Assurance practice where he served in multiple roles, including within the National Professional Practice Group, Financial Accounting Advisory Services practices and as an auditor. Mr. Bradbury holds a Bachelor’s degree in accounting from Brigham Young University and is a Certified Public Accountant.

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
The Company combines the positions of Chief Executive Officer and Chairman of the Board. The Company believes that the Chief Executive Officer, as a Company executive, is in the best position to fulfill the Chairman’s responsibilities, including those related to identifying emerging issues facing the Company, communicating essential information to the Board about the Company’s performance and strategies, and proposing agendas for the Board. We believe Mr. Robins’ in-depth knowledge of the Company and his extensive executive and management experience makes him uniquely well positioned to lead the Board in developing and monitoring the strategic direction of the Company. We do not currently have a lead independent director.
Board’s Role in Risk Oversight
The Board has ultimate responsibility for oversight of the Company’s risk management processes. The Board discharges this oversight responsibility through regular reports received from and discussions with executives on areas of material risk exposure to the Company. These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks. Additionally, the Company’s risk management processes are intended to identify, manage, and control risks so that they are appropriate considering the Company’s scope, operations, and business objectives. The full Board (or the appropriate committee thereof in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate executives to enable its members to understand and provide input to, and oversight of, our risk identification, risk management, and risk mitigation strategies. The audit committee also meets to, among other things, discuss the Company’s risk management culture and processes. For example, as part of its charter, our audit committee is responsible for, among other things, discussing the Company’s policies with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Company. In addition, the compliance and risk committee monitors risks relating to certain compliance matters, such as those described in the section “Compliance and Risk Committee,” and recommends appropriate actions in response to those risks. When a committee of the Board receives a report from a member of management regarding areas of risk, the chair of the relevant committee is expected to report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors to the extent necessary or appropriate.
Board of Directors and Committees and Selection Process
During 2022, our Board held five meetings and acted by unanimous written consent on seven occasions. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served. In addition, our non-employee directors held four executive sessions in 2022.
Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of the Board.
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•
appoints our independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;

•
reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviews our critical accounting policies and estimates; and

•
reviews the audit committee charter and the committee’s performance at least annually.

Our audit committee consists of Messrs. Murray and Moore and Ms. Mosley, with Mr. Murray serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board of Directors has determined that all of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ with respect to audit committee membership. The Board has also determined that Mr. Murray qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. During 2022, the audit committee held four meetings and acted by unanimous written consent on two occasions.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:
•
reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•
determines the compensation of our Chief Executive Officer and recommends the compensation of the other executive officers to the Board;

•
determines the issuance of stock options and other awards under our stock plans to the Chief Executive Officer and other executive officers;

•
recommends to our Board of Directors the issuance of all other stock options and other awards under our stock plans; and

•
reviews the compensation committee charter at least annually.

The compensation committee consists of Messrs. R. Moore and Murray and Mr. Shalom Meckenzie, with Mr. R. Moore serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors; however, with the exception of Mr. Meckenzie, each of the members of our compensation committee are independent as defined in NASDAQ listing standards, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). During 2022, the compensation committee held five meetings and acted by unanimous written consent on three occasions.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. Among other matters, the nominating and corporate governance committee:
•
identifies and reviews independent director candidates and recommends independent director nominees for selection by the Board of Directors to fill the number of independent director positions established by resolution of the Board of Directors from time to time;

•
considers director nominees in light of the entirety of their credentials, including but not limited to: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board of Directors duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and governance guidelines of the Company; and (vi) the needs of the Board of Directors and the Company;

•
reports to the Board of Directors on all material actions taken by the nominating and corporate governance committee;

•
reviews the nominating and corporate governance committee’s charter from time to time and recommends any proposed changes to the Board of Directors; and

•
performs any other duties or responsibilities expressly delegated to the nominating and corporate governance committee by the Board of Directors from time to time.

The nominating and corporate governance committee consists of Mmes. Walden, J. Moore, and Mosley and Mr. Levin, with Ms. Walden serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors; however, each of the members of the nominating and corporate governance committee is an independent director as defined in NASDAQ listing standards. During 2022, the nominating and corporate governance committee held one meeting and acted by unanimous written consent on one occasion.
Compliance and Risk Committee
The compliance and risk committee oversees our non-financial compliance matters. Among other matters, the compliance and risk committee:
•
identifies, reviews and analyzes laws and regulations applicable to us;

•
recommends to the Board, and monitors the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•
reviews significant compliance risk areas identified by management;

•
discusses periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•
monitors compliance with, authorizes waivers of, investigates alleged breaches of and enforces our non-financial compliance programs; and

•
reviews our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

The compliance and risk committee consists of Mmes. Walden and J. Moore and Mr. Liberman, with Ms. Walden serving as the chair of the committee. During 2022, the compliance and risk committee held four meetings.
Transaction Committee
The transaction committee oversees our merger and acquisition activity and commercial transactions. Among other matters, the transaction committee considers, evaluates, authorizes and makes recommendations to the Board regarding:

•
potential merger and acquisition transactions and non-binding proposals with respect to such potential merger and acquisition transactions; and

•
potential commercial transactions and non-binding proposals with respect to such potential commercial transactions.

The transaction committee consists of Messrs. Sloan, Meckenzie and Murray and Mmes. Mosley and Walden, with Mr. Sloan serving as the chair of the committee. During 2022, the transaction committee held five meetings.
Director Independence; Controlled Company Exemption
Mr. Robins is the beneficial owner of all the outstanding shares of our Class B Shares and controls a majority of the voting power of our outstanding capital stock, as a result of which Mr. Robins has the power to elect a majority of our directors. Pursuant to the NASDAQ listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” Therefore, we are not subject to NASDAQ listing standards that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. However, notwithstanding the foregoing, we have (i) a board of directors comprised of a majority of independent directors; (ii) a compensation committee charter that provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iii) director nominees recommended for the Board’s selection by a nominating and corporate governance committee comprised solely of independent directors.
Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, notwithstanding the foregoing, our Board currently consists of eleven directors, of whom Mr. Levin, Ms. J. Moore, Mr. R. Moore, Ms. Mosley, Mr. Murray, Mr. Sloan and Ms. Walden are “independent directors,” as defined in NASDAQ listing standards and applicable SEC rules.
The charters of our audit committee, compensation committee, nominating and corporate governance committee and compliance and risk committee are available free of charge on the investor relations section of our website at www.draftkings.com.
Other Information about the Board of Directors
Compensation Committee Interlocks and Insider Participation
The directors who served as members of the compensation committee during the fiscal year ended December 31, 2022 were Messrs. R. Moore, Meckenzie, and Murray. None of the members of the compensation committee has at any time been an officer or employee of DraftKings. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers on our compensation committee or Board.
Code of Business Ethics
We have adopted a code of business ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business ethics is available on our website at www.draftkings.com. To the extent required by law, we expect to disclose any amendments to our code of business ethics, or any waivers of its requirements, on our website.
Annual Meeting Attendance
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend the Annual Meeting.
Board Composition and Criteria
Our Board believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. In searching for prospective nominees for the Board, our Board and the nominating and corporate governance committee seek qualified diverse candidates to enhance the diversity of thought, perspectives, and experience on our Board. We believe that companies perform better with boards that are diverse in composition and leadership. Our Nasdaq Board Diversity Matrix is available on our website at https://draftkings.gcs-web.com/governance/board-of-directors.
In considering whether to recommend a prospective nominee for selection by the Board, including candidates recommended by shareholders, the nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. However, DraftKings believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The nominating and corporate governance committee recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of, among other things, experience, knowledge, and abilities required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.
A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in writing with whatever supporting material the shareholder considers appropriate. The nominating and corporate governance committee will also consider whether to recommend for the Board’s selection any person nominated by a shareholder pursuant to the provisions of our Bylaws relating to shareholder nominations. Communications can be directed to the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in accordance with the process described in “Shareholder Communications” below.
Environmental, Social and Governance Highlights
We believe our focus on corporate responsibility, ethics and enterprise risk management protects the long-term interests of our shareholders. A key component of our corporate strategy and risk management programs is oversight by our Board and most senior leaders, as well as our employees, because how responsibly we run our business is intrinsically tied to achieving operational excellence. These responsibilities require us to evaluate and monitor our environmental, social and governance (“ESG”) practices, which go hand-in-hand with generating long-term value for our shareholders.
We continue to publish ESG reports on a regular basis showcasing our commitment to considering the environmental, social, and governance aspects of our business (each, an “ESG Report”). Our ESG Reports are available on our website’s “ESG” tab or by visiting the following link: https://draftkings.gcs-web.com/esg.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Current Directors and Executive Officers
Jason Robins(1)(2)(3)	16,443,108	3.5%	393,013,951	100%	89.7%
Matthew Kalish(1)(3)(4)	6,795,552	1.5%	—	—	*
Paul Liberman(1)(3)(5)	7,496,048	1.6%	—	—	*
Woodrow Levin(1)(3)6)	85,312	*	—	—	*
Shalom Meckenzie(7)	34,801	*	—	—	*
Jocelyn Moore(1)(8)	26,831	*	—	—	*
Ryan R. Moore(1)(3)(9)	7,860,860	1.7%	—	—	*
Valerie Mosley(1)(10)	26,524	*	—	—	*
Steven J. Murray(1)(11)	52,044	*	—	—	*
Harry E. Sloan(12)	175,103	*	—	—	*
Marni M. Walden(1)(13)	172,405	*	—	—	*
R. Stanton Dodge(1)(14)	3,937,220	*	—	—	*
Jason Park(1)(15)	1,422,678	*	—	—	*
All Directors and Executive Officers as a Group (13 Individuals)	44,528,486	9.2%	393,013,951	100%	90.1%
Five Percent Holders
The Vanguard Group(16)	35,263,897	7.6%	—	—	*
ARK Investment Management LLC(17)	25,032,084	5.4%	—	—	*

*
Less than one percent.

(1)
The business address of each of these shareholders is 222 Berkeley Street, Fifth Floor, Boston, MA 02116.

(2)
Includes 6,535,595 shares of Class A common stock and 9,849,639 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Robins, our Chief Executive Officer and Chairman of the Board, Jason Robins Revocable Trust u/d/t January 8, 2014, Robins Family Trust, Jason Robins 2020 Trust and/or Robins Grantor Retained Annuity Trust of 2020, Robins Family LLC, Robins September 2020 Grantor Retained Annuity Trust, Robins December 2021 Grantor Retained Annuity Trust and the Robins Family GST Trust 2021 for which Mr. Robins has sole investment and voting power. Also includes 49,804 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Also includes 1,293,782 shares of Class A common stock pledged to an unaffiliated third party buyer subject to a variable prepaid forward contract, dated March 14, 2023, between Mr. Robins and such buyer, which contract matures in two equal installments on March 4, 2026 and March 5, 2026. Mr. Robins is a party to the Stockholders Agreement.

(3)
Includes such holder’s pro rata portion of Class A common stock underlying the private placement warrants transferred from Eagle Equity Partners and Harry Sloan to equity holders of DK DE that became exercisable on May 23, 2020 as follows: 8,070 shares to Mr. Robins and entities affiliated with him; 7,174 shares to Mr. Kalish and entities affiliated with him; 6,792 shares to Mr. Liberman and entities affiliated with him; 19 shares to Mr. Levin and entities affiliated with him; 63,450 shares to Mr. Moore through entities affiliated with him.

(4)
Includes 3,844,299 shares of Class A common stock and 2,909,531 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Kalish, our President, DraftKings North America, and Director, Kalish Family 2020 Irrevocable Trusts and Matthew P. Kalish 2020 Trust, for which Mr. Kalish has sole investment and voting power. Also includes 34,548 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Kalish is a party to the Stockholders Agreement.

(5)
Includes 3,907,229 shares of Class A common stock and 3,547,479 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Liberman, our President, Global Technology and Product, and Director, Paul Liberman 2015 Revocable Trust dated May 12, 2015, Paul Liberman 2020 Trust, Liberman Grantor Retained Annuity Trust of 2020, Rachel Nager Liberman 2015 Revocable Trust and Paul Liberman 2020 Irrevocable Trust, for which Mr. Liberman has sole investment and voting power. Also includes 34,548 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Liberman is a party to the Stockholders Agreement.

(6)
Includes 71,951 shares of Class A common stock and beneficially owned by Mr. Levin, Levin Family 2015 Irrevocable Trust and OneSix Red, LLC, for which Mr. Levin has sole investment and voting power. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Levin is a party to the Stockholders Agreement.

(7)
Represents 21,459 shares of Class A common stock. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Meckenzie is party to the Stockholders Agreement.

(8)
Represents 13,489 shares of Class A common stock. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days.

(9)
Represents 7,784,068 shares of Class A common stock held by Accomplice Fund I, L.P., Accomplice Fund II, L.P., Accomplice Management Holdings, LLC and Atlas Venture Fund VIII, L.P., for which Mr. Moore shares investment and voting control. Mr. Moore disclaims beneficial ownership of all shares except to the extent of his pecuniary interest, if any, therein. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Moore is a party to the Stockholders Agreement.

(10)
Represents 13,182 shares of Class A common stock. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days.

(11)
Represents 38,702 shares of Class A common stock. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Murray is a party to the Stockholders Agreement.

(12)
Represents 161,761 shares of Class A common stock. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Mr. Sloan is a party to the Stockholders Agreement.

(13)
Represents 159,063 shares of Class A common stock. Also includes 13,342 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units that will vest within 60 days. Ms. Walden is a party to the Stockholders Agreement.

(14)
Includes 607,581 shares of Class A common stock, 3,308,911 vested options exercisable for shares of Class A common stock and 20,728 shares underlying unvested options to purchase Class A common stock and restricted stock units that will vest within 60 days, beneficially owned by Mr. Dodge, our Chief Legal Officer and Secretary. Mr. Dodge is a party to the Stockholders Agreement.

(15)
Includes 915,633 shares of Class A common stock, 486,982 vested options exercisable for shares of Class A common stock and 20,063 shares underlying unvested options to purchase Class A common stock and restricted stock units that will vest within 60 days, beneficially owned by Mr. Park, our Chief Financial Officer, the Park Family 2021 Grantor Retained Annuity Trust, the Park Family 2021 Grantor Retained Annuity Trust II, the Park Family 2022 Grantor Retained Annuity Trust III, the

Park Family 2022 Grantor Retained Anuuity Trust IV and the Park Family 2022 Grantor Retained Annuity Trust V. Mr. Park is a party to the Stockholders Agreement.
(16)
The business address of the Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power as to 0 shares of Class A common stock and sole dispositive power as to 34,733,665 shares of Class A common stock. In addition, of the shares of Class A common stock beneficially owned, Vanguard has shared voting power as to 164,426 shares of Class A common stock and shared dispositive power as to 530,232 shares of Class A common stock. The foregoing information is based solely upon a Schedule 13G filed by Vanguard with the SEC on February 9, 2023.

(17)
The business address of ARK Investment Management LLC (“ARK”) is 200 Central Avenue, St. Petersburg, FL 33701. ARK has sole voting power as to 23,218,700 shares of Class A common stock and sole dispositive power as to 25,032,084 shares of Class A common stock. In addition, of the shares of Class A common stock beneficially owned, Vanguard has shared voting power as to 1,290,942 shares of Class A common stock and shared dispositive power as to 0 shares of Class A common stock. The foregoing information is based solely upon a Schedule 13G filed by ARK with the SEC on February 10, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. A Form 4 was not timely filed with the SEC reporting the vesting of restricted stock units on May 24, 2022 for Erik Bradbury, our Chief Accounting Officer; however, a Form 4 corresponding to this reporting event was subsequently filed with the SEC on November 25, 2022.
To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2022, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS
DraftKings is committed to responsibly creating the world’s favorite real money games and betting experiences. It’s our ultimate vision to build the best, most trusted, and most customer-centric destination for skin-in-the-game fans, to develop our core product offerings of sports betting (“Sportsbook”), online casino (“iGaming”) and daily fantasy sports (“DFS”), and to forever transform the manner in which people experience sports.
The compensation of our named executive officers (our “NEOs”) in 2022 reflects and rewards their significant contributions to our strong performance over the past year during a challenging and complex business environment. We have recruited a strong executive leadership team that is well positioned to help the Company achieve its short and long-term goals. Accordingly, we have established guiding principles and practices upon which our executive compensation program is based and the compensation to our NEOs is paid. Our NEOs for 2022 are identified below:
Name	Title
Jason Robins	Co-Founder, Chief Executive Officer and Chairman of the Board (“CEO”)
Jason K. Park	Chief Financial Officer (“CFO”)
Matthew Kalish	Co-Founder and President, DraftKings North America
Paul Liberman	Co-Founder and President, Global Technology and Product
R. Stanton Dodge	Chief Legal Officer and Secretary
Business Highlights
During 2022, our executives set priorities and pursued initiatives that balanced continued top-line revenue growth with increased focus on accelerating our path to profitability through efficiency programs. Our executives continued to drive revenue growth through highly effective customer acquisition, retention, engagement, and monetization, enabled by innovative product offerings and technology enhancements across our Sportsbook, iGaming and DFS product offerings. In addition, our executives identified and captured significant operating efficiencies to accelerate the Company’s progress on its path to profitability.
Our 2022 business highlights include:
1.
Delivered strong revenue growth

•
Revenue increased 72.9% year-over-year to $2,240 million compared to $1,296 million in 2021.

2.
Launched mobile sports betting and iGaming in new jurisdictions

•
Following our launches in New York, Louisiana, Kansas, and Maryland in 2022, we were live with mobile sports betting in 19 states as of December 31, 2022. These 19 states represent approximately 39% of the U.S. population. We were also live with iGaming in 5 states as of December 31, 2022, representing approximately 11% of the U.S. population.

•
In addition, we launched our Sportsbook and iGaming product offerings in Ontario, Canada on May 18, 2022.

•
We secured access to Ohio’s online sports betting market in 2022 and successfully launched our Sportsbook product offering in Ohio, which represents approximately 4% of the U.S. population, on January 1, 2023.

•
Massachusetts legalized online sports betting in 2022, and we successfully launched our Sportsbook product offering in Massachusetts, which represents approximately 2% of the U.S. population, on March 10, 2023.

•
Additionally, Puerto Rico has legalized sports betting and is pending launch, subject to regulatory approval.

3.
Continued to expand the content offering and functionality of our product offerings

•
We added new functionality to our Sportsbook product offering such as early payout for moneyline wagers, quick parlay and quick same game parlay, parlay insurance, the capability to void an individual leg of a same game parlay without voiding the entire parlay, and the ability for users to combine multiple same game parlays.

•
For iGaming, we introduced player contributed jackpots in response to customer demand, and we launched our first internally developed slots games in New Jersey.

•
We added additional leagues to our portfolio of DFS contest offerings, including the international auto racing league Formula 1.

•
After a decade of innovation in DFS, we brought our digital gaming expertise and creativity to Web3 with the launch of a new game, Reignmakers Football. This next generation, NFT-powered fantasy-style football game debuted at the beginning of the 2022 football season.

4.
Captured operating efficiencies across the Company and maintained substantial capital resources

•
In 2022, we captured more than $100 million of in-year cost savings in our cost of revenue, sales and marketing and corporate expenses.

•
In 2022, we focused on effectively managing talent. Specifically, our executive leadership team implemented practices that supported the retention and development of top performing employees.

•
As of December 31, 2022, DraftKings had approximately $1.3 billion in cash to capitalize on legislative advancements, advance new product offering, technology and content initiatives, and explore adjacent growth verticals.

5.
Completed the acquisition of Golden Nugget Online Gaming, Inc.

•
On May 5, 2022, we completed the acquisition of Golden Nugget Online Gaming, Inc., a leading online gaming company (the “GNOG Transaction”).

•
The GNOG Transaction will, among other things, allow us to leverage Golden Nugget’s established brand to broaden our reach into new customer segments and enhance the combined company’s iGaming product offerings through our vertically integrated tech stack and Golden Nugget Online Gaming’s unique capabilities, including live dealer.

6.
Continued to prioritize our Corporate Social Responsibility and Diversity, Equity and Inclusion efforts

•
Contributed more than $4 million in support of several dozen initiatives and organizations in 2022, including the Pat Tillman Foundation, Out in Tech, VetsinTech and Women Who Code.

•
Achieved the Company’s goal to fund the planting of 1 million trees between Arbor Day 2021 and 2022, with 18 completed projects in 14 states and 8 countries.

•
For the second year in a row, DraftKings received a Culture Excellence Award for Diversity, Equity and Inclusion (DE&I) Practices by Top Workplaces.

Shareholder Outreach
We believe it is important to provide an open forum for shareholder discussion and feedback. We proactively reach out to our shareholders to discuss key business issues, provide updates on our performance and priorities, and otherwise engage with our shareholders. In 2022, we participated in discussions with many of our shareholders, including our largest shareholders, on a variety of topics, including fundamental performance factors, performance metrics for our short-term and long-term incentive plans, dilution and share management with respect to our equity programs, environmental, social and governance (“ESG”) topics, and oversight by, composition of, and potential changes to our Board.

Incentivizing Long-Term Performance
DraftKings delivered impressive financial results in 2022. For fiscal year 2022, we generated 72.9% year-over-year revenue growth and positive Contribution Profit1 on a consolidated basis. Our executives have positioned DraftKings to generate positive consolidated adjusted EBITDA2 (“Adjusted EBITDA”) in fiscal year 2024 as a result of the acceleration of positive Contribution Profit growth, primarily driven by marketing efficiencies and scale benefits from investments in our product offerings, technology and general and administrative functions. The 2022 Long-Term Equity Program was designed to ensure retention of DraftKings’ most senior and valuable team members who positively impact the Company’s performance and to align executive actions with long-term shareholder interests.
Compensation Philosophy and Program
Overview
Our executives are critical to our long-term success and winning over the long-term requires us to win every single day. Our executives determine medium and long-term priorities for the business, cascade those priorities throughout the organization, translate them into short-term deliverables, and relentlessly follow-up on the achievement of goals throughout the year. Our overall compensation philosophy is designed to attract, develop, motivate, and retain highly talented executives across the organization who can effectively lead their respective functions and drive results for the broader company.
We generally compensate our executives through short-term and long-term opportunities provided in a combination of cash (base salary and annual bonus) and equity (annual equity refresh awards and awards pursuant to long-term incentive plans). The combination of these components ensures that our compensation is aligned with metrics that the compensation committee of the Board (the “Compensation Committee”) believes will optimize long-term total return for shareholders. We believe that our compensation program for executives, including our NEOs, remains an important program to ensure that we align executive pay to financial performance.
We also maintain financial discipline with respect to our compensation programs to limit dilution to our shareholders. We conduct ongoing analysis of our peer group to determine and monitor our vesting burn rate compared to our peer group on a one-year and three-year compound annual growth (“CAGR”) basis. We will continue to monitor our vesting burn rate on an ongoing basis to remain consistent with our peer group.
Philosophy on Components of Compensation
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way. The compensation of our NEOs has four primary components: annual base salary, annual bonus, annual equity refresh awards, and long-term incentive plan.
•
Annual Base Salary — Base salary is a customary, fixed component of total compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, the Compensation Committee considers market data provided by the independent compensation consultant and our financial results and size relative to peer companies. The annual base salaries for our NEOs did not change for 2022. Further, each of Mr. Robins, Mr. Kalish and Mr. Liberman (collectively, the “Founders”) have agreed to receive a $1 base salary through at least 2023.

1
We define and calculate “Contribution Profit” as Gross Profit before depreciation and amortization, acquisition amortization, stock-based compensation, and external marketing expense.

2
We define and calculate “Adjusted EBITDA” as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income.

•
Annual Bonus — Annual bonuses are designed to incentivize our NEOs to achieve our annual financial objectives. In order for NEOs to receive their annual bonus in 2022, (i) the Company had to achieve a threshold annual revenue amount calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP Revenue”) and a threshold amount of total consolidated Adjusted EBITDA, in each case, set by the Compensation Committee, and (ii) the NEOs were required to be employed on the day the annual bonus was paid. The bonus targets for each of these metrics have scaling targets that range from a minimum hurdle to a payout of up to 200% of target. If either metric does not meet the minimum threshold, the bonus payout would be zero percent. Payout percentages are interpolated between tiers upon achievement. The target amount for each executive’s annual bonus is initially based on the amount outlined in their employment agreement and is reviewed annually by the Compensation Committee. During 2022, our NEOs maintained their same target annual bonus amounts from 2021, including the Founders. For 2022, each NEO received only the target amount of his annual bonus on December 30, 2022, in the form of cash, based on the Compensation Committee’s initial certification of the achievement of performance. We offered the NEOs the ability to elect to receive the remaining portion, if any, of their earned annual bonus, once the Compensation Committee finalized the certification of the achievement of performance, in the form of fully vested RSUs. Due to the NEOs’ confidence in the Company’s outlook, all of the NEOs elected to receive the remaining portion of their annual bonus for 2022, before any applicable withholdings and deductions pursuant to benefit plan contributions, in the form of fully vested RSUs, which were granted on February 28, 2023.

•
Annual Equity Refresh Awards — In late February or early March of each year, our NEOs receive annual equity refresh awards. The value of these awards is determined based upon a combination of our annual benchmark study conducted by our compensation consultant and individual performance. The Compensation Committee approves an annual equity value for each NEO and the number of shares underlying the awards is determined based on the 30-calendar day average closing stock price of the Class A Shares immediately prior to the grant date. In past years, the Company has granted a combination of (a) time-based awards (“Time-based Restricted Stock Units” or “RSUs”) that vest quarterly over four years and (b) performance-based awards (“Performance-based Restricted Stock Unites” or “PSUs”) that have a range of payouts and vest based on revenue targets over the two years following the date of grant. In 2022, we only granted RSUs as part of the annual equity refresh awards, as we had decided to incorporate Adjusted EBITDA in addition to revenue for PSUs, and we were focused on ensuring that our multi-year Adjusted EBITDA targets were sufficiently rigorous. As a result, the decision was made to forego PSUs in the 2022 annual refresh awards, though we expect to utilize them in future years as appropriate.

•
Long Term Incentive Plan — On a periodic basis, the Compensation Committee and the Board may implement a long-term incentive plan (“LTIP”) in order to drive long-term financial performance, further align executives with shareholders and maximize executive retention. Depending on where the business and industry are in their maturity and life cycle, an LTIP may include goals such as share price, GAAP Revenue, Adjusted EBITDA or other metrics and consist of multiple tranches upon which certain percentages of the executive’s overall grant may vest. In 2022, the Company granted PSUs to its NEOs and certain top leaders of the Company, pursuant to the 2022 Long-Term Equity Program, which is described in further detail below.

2022 Compensation Program Actions
The Compensation Committee is appointed by the Board to discharge certain of the Board’s responsibilities relating to compensation, including administering the Company’s equity plans, approving equity grants to the CEO, recommending to the Board equity grants for other executive officers, determining the compensation of our CEO, and recommending to the Board the compensation of our other executive officers. As discussed above in “Compensation Philosophy and Program,” a significant part of the Compensation Committee’s role in determining compensation is aligning management’s interests with the Company’s business goals and long-term shareholder interests.

In order to motivate key executives and employees to achieve both our medium and long-term goals and to align their actions with long-term shareholder interests, we adopted the 2022 Long-Term Equity Program, which also comprised an important aspect of our overall strategy to retain key employees in a competitive labor market. In November 2022, similar to actions taken by nine members of our peer group, management recommended, and the Compensation Committee granted, approximately 17 million Class A Shares underlying equity awards to employees under the 2022 Long-Term Equity Program. This 2022 Long-Term Equity Program was designed to support retention of DraftKings’ most talented and critical team members who drive the Company’s performance and to align executive actions with long-term shareholder interests. For our NEOs and our other executives, recipients were granted PSUs, of which 25% are based on the Company’s fiscal year 2024 performance (the “2024 PSUs”), with 50% contingent upon the Company’s fiscal year 2024 Normalized Net Revenue and 50% contingent upon the Company’s fiscal year 2024 Normalized Adjusted EBITDA3 (collectively, the “2024 PSU Performance Metrics”) and of which 75% are based on the Company’s fiscal year 2026 performance (the “2026 PSUs”), with 50% contingent upon the Company’s fiscal year 2026 Normalized Net Revenue and 50% contingent upon the Company’s fiscal year 2026 Normalized Adjusted EBITDA (collectively, the “2026 PSU Performance Metrics”). The equity grant amounts to our NEOs were calibrated to be competitive with our peer group and differentiated based on role, criticality and performance. Normalized Adjusted EBITDA and Normalized Net Revenue targets were set on a same-state basis and, therefore, results from new states, positive or negative, will not be included in determination of performance targets (except for contributions from certain planned Sportsbook launches in Ohio and Maryland).
Importantly, eligible employees can only vest into their 2024 PSUs if Normalized Adjusted EBITDA for fiscal year 2024 is positive. In the event that positive Normalized Adjusted EBITDA is achieved for fiscal year 2024, eligible employees can achieve anywhere between 25% and 200% of their granted amount of 2024 PSUs based on actual Normalized Net Revenue and Normalized Adjusted EBITDA performance relative to the relevant targets. 2026 PSU Performance Metrics are equally aggressive and represent continued Net Revenue growth from existing and new customers (driven by core initiatives around customer retention, an improvement in our Sportsbook hold percentage, and reduced promotional reinvestment) and Adjusted EBITDA margin expansion (driven by core initiatives around gross margin percentage improvement, increased advertising efficiency, and efficient management of corporate fixed costs).
2022 Long-Term Equity Program Payout Matrix
Measures	Threshold	Target	Maximum
Normalized Net Revenue (weighted 50%) Normalized Adjusted EBITDA (weighted 50%)	25% of PSUs	100% of PSUs	200% of PSUs
To the extent that performance is between the threshold and the target levels, or the target and maximum levels, the percentage of the number of 2024 PSUs and 2026 PSUs, as applicable, that will be earned will be determined by the use of straight-line interpolation, rounded down to the nearest whole number. If performance is below the threshold, then no payout is achieved for that metric.
In determining the size of the aggregate awards to all participants in the 2022 Long-Term Equity Program, we maintained strict adherence to certain budget parameters, including calculating the effects of the program on the three-year projected CAGR of our vesting burn rate, to ensure that it, along with other planned equity issuances, will be competitive with our peer group.

3
For purposes of the 2022 Long-Term Equity Program, “Adjusted EBITDA” is calculated as the Company’s net income (loss) before the impact of interest, income tax, depreciation and amortization, stock-based compensation, transaction-related expenses, litigation, settlement related expenses and other non-recurring, non-operating and special project expenses as reported in the Company’s financial statements.

Review of Pay Relative to 2022 Peer Group
The Compensation Committee believes that it is important to make decisions informed, in part, by the current practices of comparable public companies with which we compete for top executive talent. The Compensation Committee established our peer group for compensation decisions in 2022 with the assistance of its independent consultant Frederic W. Cook & Co., Inc. (“F.W. Cook”). F.W. Cook benchmarked each element of direct compensation (including base salary, annual bonus and equity incentives) to be provided to our NEOs against other publicly traded information technology, entertainment and gaming, internet and direct marketing and consumer discretionary companies that are of a comparable size to us in terms of revenue and market capitalization.
When determining compensation for certain roles, we may index more to one industry than another. Individual compensation packages are determined by experience, performance, criticality to our business operations, the market for the specific role, and retention risks, among other factors. We believe firmly in pay for performance, and that our compensation package should strongly correlate to Company performance and delivering shareholder value.
Our 2022 compensation decisions were benchmarked against the following peer group consisting of 19 companies (our “2022 Peer Group”):
Peer Group for 2022 Compensation Decisions
CarGurus*	Chegg	Churchill Downs	Coupa Software	DocuSign
Electronic Arts	Etsy	Grubhub	HubSpot	Lyft
Rapid7*	Roku*	Slack(1)	Snap	Take-Two
The Trade Desk	Twitter(2)	Zscaler	Zynga

*
Removed from our peer group during 2022 and replaced with the following companies for 2023 compensation decisions: Okta, Peloton, and MongoDB.

(1)
On July 21, 2021, after the establishment of our 2022 Peer Group, Salesforce.com, Inc. acquired Slack Technologies, Inc.

(2)
On October 27, 2022, Twitter, Inc. was acquired by Elon Musk and is no longer a publicly traded entity.

In July 2022, the Compensation Committee, with the assistance of F.W. Cook, re-evaluated the Company’s 2022 Peer Group in light of market movement and trends to ensure it was correctly sized, taking into consideration current and expected market capitalization and revenue. For 2023 compensation decisions, the Compensation Committee (i) removed Slack Technologies, Inc. and Twitter, Inc. from our peer group, because they are no longer publicly traded companies, and (ii) added Light & Wonder, Inc. (formerly Scientific Games) and Penn Entertainment, Inc. to our peer group, because they are entertainment and gaming companies that are of a comparable size to us in terms of revenue and market capitalization.

Our 2022 Executive Compensation Best Practices
In executing our compensation program and determining executive compensation, we are guided by these executive compensation best practices.
What We Do		What We Don’t Do
✓	Align executive compensation with corporate and individual performance	✘	No hedging or short sales of Class A Shares and no transactions involving derivative securities relating to Class A Shares without prior approval from the Company’s Chief Legal Officer (“CLO”)
✓	Balance short- and long-term incentives to motivate near-term performance, while simultaneously providing significant incentives for long-term results	✘	No excise tax “gross-ups” upon change in control
✓	Tie pay to performance via annual bonus and equity awards	✘	No “single-trigger” benefits upon change in control
✓	Engage an independent advisor reporting directly to the Compensation Committee	✘	No dividend equivalents paid on unvested RSUs or PSUs
✓	Maintain executive holding requirement for certain shares awarded as compensation (see page 33 for details)	✘	No discounting, reloading, or re-pricing of Company stock options (“options”) without shareholder approval
✓	Evaluate the risk in our compensation programs

Compensation of Executive Officers
Roles in Executive Compensation Determination and Governance
We utilize input from multiple sources in determining the compensation of our executives, with each of our Compensation Committee, F.W. Cook, and our executives playing a role. The below chart highlights the primary roles and responsibilities of each party in making compensation decisions.
Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Composed of a majority of independent, non-employee directors)
•
Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices

•
Approves performance goals for purposes of compensation decisions for the NEOs

•
Conducts an annual evaluation of the CEO’s performance in light of the pre-determined performance goals and determines his compensation

•
Reviews and approves the CEO’s recommendations for compensation of the other NEOs and executives, making changes when deemed appropriate, and then recommends such compensation to the Board

•
Reviews our compensation risk assessment

•
Approves all changes to the composition of the peer group

•
Reviews and makes recommendations to the Board with respect to director compensation

Independent Consultant to the Compensation Committee* (F.W. Cook)
•
Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes

•
Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and director compensation

•
Analyzes peer companies’ CEO, executive, and director compensation to assist the Compensation Committee in determining the appropriateness and competitiveness of CEO, executive, and director compensation

•
Reviews any proposed changes to CEO, executive, and director compensation program design

•
Prepares our compensation risk assessment

•
Assists with compensation disclosure materials

•
Provides specific analysis and advice periodically as requested by the Compensation Committee

Executives
•
The CEO recommends to the Compensation Committee annual compensation for the other NEOs and executives based on his assessment of their performance

•
The CEO and the CLO and Secretary work with the Compensation Committee chairperson to set agendas, prepare materials for Compensation Committee meetings, and generally attend meetings or portions of meetings, as appropriate, and prepare meeting minutes

•
The CEO also works with the Chief People Officer in the preparation of materials for Compensation Committee meetings

•
No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation are under discussion, when the Compensation Committee is approving or deliberating on CEO compensation, or when the Compensation Committee meets in executive sessions

*
During 2022, the Compensation Committee was assisted by its independent compensation consultant, F.W. Cook. Other than the support that it provided to the Compensation Committee, F.W. Cook provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of the independence of F.W. Cook considering the relevant regulations of the SEC and NASDAQ listing standards. The Compensation Committee concluded that F.W. Cook was independent of the Company and the services performed by F.W. Cook and the individual compensation advisors employed by F.W. Cook raised no conflicts of interest.

Determination of Executive Compensation
In order to determine the construct (such as the amount and thresholds) for each component of executive compensation, a variety of tools and processes are utilized. The process is (i) highly analytic and fact-based, (ii) informed by peer group benchmarks, (iii) open and transparent with executives and (iv) driven by the Compensation Committee in consultation with F.W. Cook.
2022 Average Mix of Annual Pay Elements
We believe that the (i) 2022 mix of pay elements, (ii) allocation between cash and equity and between short-term and long-term elements, and (iii) differentiation between fixed and variable compensation provided appropriate incentives to motivate near-term performance, while simultaneously providing significant incentives to keep the executives focused on longer-term corporate goals that can drive shareholder value. Over 90% of average NEO compensation is equity-based to align the pay of our NEOs with the interests of our shareholders.
2022 Compensation Decisions
The following constructs were utilized for each of the four components of compensation for 2022:
2022 Cash Compensation
1.
Base Salary

Base salary was the simplest of the four components. The analysis, facts, and benchmarking utilized to determine Base Salary revealed several insights, including:
•
the base salary paid to each NEO, other than the Founders, approximated the median of other executives in comparable leadership roles in the 2022 Peer Group;

•
three of the 19 companies within the 2022 Peer Group had executives that took a nominal (i.e., less than $100,000) salary in 2021; and

•
the acceptance of a lower base salary by our Founders demonstrated a desire to be a part of our organization for several years and a commitment to medium and long-term company goals represented by equity versus the short-term goals represented by cash compensation.

As noted above, in 2022, the Founders voluntarily agreed to continue to receive base salaries of $1.00. The base salaries for the other NEOs were the same as the base salaries received in 2021. The 2021 and 2022 annual base salaries of our NEOs are as displayed in the table below.
Executive	2022 Base Salary	2021 Base Salary	Change in Base Salary
Robins	$1.00	$1.00*	No Change
Kalish	$1.00	$1.00*	No Change
Liberman	$1.00	$1.00*	No Change
Dodge	$500,000	$500,000	No Change
Park	$425,000	$425,000	No Change

*
$1 base salaries for fiscal year 2021 were effective as of March 1, 2021. Consistent with their respective 2020 base salary levels, the Founders’ base salaries from January 1, 2021 through March 1, 2021 were as follows: Mr. Robins — $112,500, Mr. Kalish — $73,558, and Mr. Liberman — $73,558.

2.
2022 Annual Bonus

Annual bonuses are designed to incentivize our NEOs to achieve our annual financial objectives. Bonuses are not guaranteed; we must achieve a minimum threshold of GAAP Revenue and Adjusted EBITDA in order for our NEOs to be eligible to receive a bonus payout. In addition, each bonus is subject to adjustment in a range between 0% and 200% of the target bonus based on a pre-approved set of GAAP Revenue and Adjusted EBITDA targets, equally weighted, which were approved in the first quarter of 2022 and are summarized, on an unadjusted and as-adjusted basis, below.
Unadjusted 2022 Annual Bonus Plan Payout Goals(1) (Approved as of April 2022) (amounts in millions)	Minimum(2)	Median	Maximum
GAAP Revenue	$1,857	$2,063	$2,476
Adjusted EBITDA(3)	$(937)	$(852)	$(682)
Adjusted 2022 Annual Bonus Plan Payout Goals(1) (Final as of December 31, 2022) (amounts in millions)	Minimum(2)	Median	Maximum	Actual Results
GAAP Revenue	$1,942	$2,168	$2,590	$2,241
Adjusted EBITDA(3)	$(1,071)	$(974)	$(779)	$(722)

(1)
The 2022 annual bonus targets were adjusted during fiscal year 2022 for the GNOG Transaction and launches in Ontario, Kansas, Maryland and Ohio.

(2)
Threshold refers to the minimum amount payable for a certain level of performance under the 2020 Incentive Award Plan (the “2020 Plan”). If the minimum threshold is not reached, there will not be a bonus payout.

(3)
Adjusted EBITDA is defined in the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Adjusted EBITDA can become increasingly negative as we launch our product offerings in new jurisdictions, given the initial investment required to launch our product offerings in a new jurisdiction.

The target amount for each executive was set initially based on their employment agreement and is reviewed annually by the Compensation Committee. When considering the NEO’s target bonus percentage and corresponding amounts, the Compensation Committee evaluated market data as well as internal compensation parity among the executive team. In 2022, our NEOs had the same target bonus amounts as in 2021. For 2022, each NEO received only the target amount of his annual bonus on December 30, 2022, in the form of cash, based on the Compensation Committee’s initial certification of the achievement of performance. We offered the NEOs the ability to elect to receive the remaining portion, if any, of their earned annual bonus, once the Compensation Committee finalized the certification of the achievement of performance, in the form of fully vested RSUs. Due to the NEOs’ confidence in the Company’s outlook, all of the NEOs elected to receive the remaining portion of their annual bonus for 2022, before any applicable withholdings and deductions pursuant to benefit plan contributions, in the form of fully vested RSUs, which were granted on February 28, 2023. NEOs had to be employed on the day the annual bonus was paid to receive any portion of their annual bonus.

The 2022 bonus results and the amounts paid out to executives pursuant to such bonus results are summarized in the table below:
			2022 Bonus Payout
Executive	Target Bonus ($)	2022 Bonus Results (% of Target)	Payable in Cash	Payable in Fully Vested RSUs(1)
Robins	$975,000	146.1%	$1,005,785	$507,240
Kalish	$531,250	146.1%	$562,073	$259,344
Liberman	$531,250	146.1%	$564,681	$256,194
Dodge	$400,000	146.1%	$400,000	$223,397
Park	$425,000	146.1%	$425,000	$237,353

(1)
Includes the incremental value, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of fully vested RSUs that were paid to NEOs for a portion of their earned bonuses under the 2022 bonus plan at a 10% premium to account for potential fluctuations in the price of the Company’s Class A Shares between the grant date and the date of issuance of the fully vested RSUs.

2022 Equity Compensation
3.
2022 Annual Equity Refresh Awards

In 2022, annual equity refresh awards were granted based on consideration of the market data provided by F.W. Cook and the evaluation of each NEO’s performance, contributions, and criticality to the Company. The awards for 2022 were granted solely in RSUs, which are subject to a four-year quarterly vesting schedule.
The number of RSUs granted to the NEOs was determined by dividing the target award value by the 30-calendar day average closing stock price of the Class A Shares immediately prior to the grant date.
The Compensation Committee granted the following 2022 annual equity refresh awards to the NEOs:
Executive	Number of RSUs
Robins	611,468
Kalish	452,940
Liberman	452,940
Dodge(1)	244,588
Park	246,852

(1)
Mr. Dodge’s equity grant includes a grant of RSUs, which vest monthly over a one-year period from the date of grant as described in Mr. Dodge’s employment agreement.

4.
2022 Long-Term Equity Program

As discussed above in the “2022 Compensation Program Actions” section of this Proxy Statement, the Compensation Committee approved the 2022 Long-Term Equity Program with the goal of retaining NEOs and better aligning the NEO’s long-term incentives to the achievement of rigorous performance metrics in 2024 and 2026. Specifically, the Compensation Committee approved the following 2022 Long-Term Equity Program grants to the NEOs:
Executive	2024 PSUs @ Target	2026 PSUs @ Target
Robins	460,606	1,381,818
Kalish	460,606	1,381,818
Liberman	460,606	1,381,818

Executive	2024 PSUs @ Target	2026 PSUs @ Target
Dodge	121,212	363,636
Park	121,212	363,636
In the past three fiscal years (2020 to 2022), nine of the 19 members of our 2022 Peer Group granted special long-term incentive awards to their CEOs, while approximately one-quarter granted special long-term incentive awards to one or more non-CEO executives. The award granted to Mr. Robins under the 2022 Long-Term Equity Program was calibrated so that his 2022 total direct compensation (including the annualized value of the 2022 Long-Term Equity Program award) would not exceed the 75th percentile of our 2022 Peer Group’s total direct compensation levels (including the annualized value of special long-term incentive awards). The awards granted to the rest of the NEOs under the 2022 Long-Term Equity Program were calibrated to appropriately recognize contribution and impact to the Company and the criticality of their roles.
5.
December 2020 LTIP Awards

In February of 2023, the performance conditions for the second and third tranches of the LTIP awards granted in December of 2020 (the “December 2020 LTIP”) were met, as the Company achieved the GAAP Revenue targets of $1.46 billion and $1.76 billion in 2022 applicable to the second and third tranches of the December 2020 LTIP, respectively. However, in the fourth quarter of 2022, certain executives, including all of our NEOs, agreed to delay the vesting of the third tranche of RSUs granted under the December 2020 LTIP until the fourth quarter of the calendar year in which the Compensation Committee certifies the achievement of the applicable performance target and to add a service condition through an extended vesting date. This modification impacts the issuance of approximately four million Class A Shares, which are now expected to vest approximately one year after the performance condition is met.
To underline the intent and purpose of the LTIP awards granted under the December 2020 LTIP, the Compensation Committee implemented holding requirements for our top 24 executives. Specifically, each of their respective award agreements require them to hold, for the duration of the December 2020 LTIP, a minimum of at least 50% of their previously granted equity (including options and PSUs or RSUs under the 2020 Plan, the 2017 Equity Incentive Plan (the “2017 Plan”), the 2012 Stock Option & Restricted Stock Incentive Plan (the “2012 Plan”) or the SBTech (Global) Limited 2011 Global Share Option Plan (the “Option Plan”)) as of the date of the grant (the “Holding Requirement”). The Holding Requirement will not be adjusted for additional grants or sales. For example, if an executive had been granted 100 “shares” as of the date of the December 2020 LTIP, then the executive would be required to hold 50 “shares” pursuant to the terms of award for the duration of the December 2020 LTIP. In this example, the “shares” would include any option grants prior to the Business Combination, any prior RSU grants, the cumulative sum of any existing annual equity refresh grant (performance or time-based awards) and any new hire grants, but it would not include the December 2020 LTIP. The “shares” counted towards compliance with the Holding Requirement are any Class A Shares, any vested or unvested options, and any unvested RSUs outstanding from any past or future awards.
Indirect Compensation Elements: 401(k) Plan; Health and Welfare Benefits
In addition to the primary elements of compensation described above, our NEOs participate in employee benefits programs available to our employees generally, including DraftKings’ tax-qualified 401(k) plan. Under this plan, DraftKings matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits.
In addition, we provide other benefits to our NEOs on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group short- and long-term disability insurances and group life insurance. Lastly, we provide basic resources to assist with tax planning and financial disclosures due to state licensing requirements to all of our NEOs.
Security
To address significant safety concerns, including as a result of specific threats, the Board has approved personal security measures for Mr. Robins and his family pursuant to an independent security study undertaken by a third-party consultant. We require these security measures for Mr. Robins and his family, and, given his importance to the Company, believe that the scope and costs of these measures are appropriate and necessary. The Board will continue to evaluate these measures annually.
Mr. Robins’ personal security program includes background checks for relevant individuals, armed security services at the office and his personal residence and a requirement that Mr. Robins and his family only fly on private aircraft. For 2022, the cost for these measures was approximately $1.0 million and is disclosed in the 2022 Summary Compensation Table.
Other Compensation Practices, Policies and Guidelines
Insider Trading Policy; Prohibition on Hedging or Pledging
The Company’s insider trading policy prohibits directors, officers, employees, and consultants (including each of our NEOs), as well as certain family members, others living in the covered person’s household, and entities whose transactions in Company securities are subject to his or her influence or control, from trading in securities of the Company (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with our insider trading policy. Those individuals are also restricted from engaging in hedging transactions on the Company’s common stock, pledging Company common stock as collateral for a margin loan, or from engaging in short sale transactions, credit default swaps, and transactions in options (other than the exercise of stock options granted under the Company’s equity incentive plans), puts, calls, or other derivative securities tied to Company securities without prior approval from the CLO.
In addition, before any of our directors or executive officers engages in certain transactions involving Company securities, the director or executive officer must obtain pre-clearance and approval of the transaction from the Company’s CLO or Deputy General Counsel.
Compensation Risk Assessment
Included in its risk oversight efforts, the Compensation Committee assesses our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and have concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, and the quality and mix of performance-based and “at risk” compensation with regard to our equity incentive programs, that are applicable to our executives. The Compensation Committee reviewed the results of its evaluation with management and F.W. Cook. The Compensation Committee has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Employment Agreements
DraftKings entered into executive employment agreements with Jason Robins, Matthew Kalish and Paul Liberman in connection with the Business Combination. The employment agreement with Mr. Robins provides for a base salary of $650,000, subject to annual review and increase from time to time, and an annual target bonus of 150% of his annual base salary. The employment agreement with Mr. Kalish provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The employment agreement with Mr. Liberman provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The executives will be eligible to participate in benefits programs offered to employees and executives generally subject to satisfying eligibility requirements.
Each of Messrs. Robins, Kalish and Liberman is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year (or the first seven months for fiscal year 2020), with a minimum annual target value of $6,500,000 for Mr. Robins and $3,500,000 for each of Messrs.

Kalish and Liberman. Half of the equity incentive award granted each year will consist of RSUs, with vesting not less favorable than quarterly vesting over four years, and half will consist of PSUs, with a minimum vesting period of two years and a maximum opportunity equal to at least 300% of target. Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the employment agreements) within 18 months after, or three months before, a “change in control” (as defined in the employment agreements), Messrs. Robins, Kalish and Liberman will receive cash severance equal to two times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 24 months. Additionally, equity awards will vest, with performance-based awards vesting at the target level.
Upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, Messrs. Robins, Kalish and Liberman will receive cash severance equal to two times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 24 months. Additionally, equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
On August 4, 2022, the Company entered into letter agreements (the “FY2022 Base Salary Letter Agreements”) with each of Messrs. Robins, Kalish, and Liberman, pursuant to which each of the Founders agreed to a voluntary reduction in their respective base salaries to $1 for fiscal year 2022 (the “Base Salary Reductions”). The Base Salary Reductions did not modify any other rights under each of Messrs. Robins, Kalish and Liberman’s employment agreements that are determined by reference to their base salaries (other than to the extent otherwise described in such letter agreements), and such provisions continued to be applied based on the base salaries then in effect without giving effect to any Base Salary Reductions. Furthermore, the Base Salary Reductions did not reduce any Company employee benefits provided to Messrs. Robins, Kalish and Liberman that are determined by reference to their base salaries, except that life and disability insurance will not be provided to Messrs. Robins, Kalish and Liberman during the applicable Base Salary Reduction period. In February 2023, each of Messrs. Robins, Kalish and Liberman entered into letter agreements with the Company to voluntarily reduce their respective base salaries to $1 for fiscal year 2023, on substantially the same terms and conditions as the FY2022 Base Salary Letter Agreements.
On August 5, 2021, the Company entered into an amended and restated executive employment agreement with Jason Park (the “Park Amended Employment Agreement”), and an amended executive employment agreement with R. Stanton Dodge (the “Dodge Amended Employment Agreement” and, together with the Park Amended Employment Agreement, the “Amended Employment Agreements”). The Amended Employment Agreements generally conform with the executive employment agreements previously entered into with certain of the Company’s executive officers in April 2020.
The Park Amended Employment Agreement provides that Mr. Park’s base salary will continue at the level of $425,000, subject to annual review and increase from time to time, and that he will be eligible for an annual target bonus of 100% of his annual base salary. The Dodge Amended Employment Agreement provides that Mr. Dodge’s base salary will continue at the level of $500,000, subject to annual review and increase from time to time, and that he will be eligible for an annual target bonus of 80% of his annual base salary.
Under the Amended Employment Agreements, each of Messrs. Park and Dodge is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year, with a minimum annual target value of $2,500,000 for Mr. Park and $2,400,000 for Mr. Dodge. Half of the equity incentive award granted each year will consist of RSUs, with vesting not less favorable than quarterly vesting over four years, and half will consist of PSUs, with a minimum vesting period of two years and a maximum opportunity equal to at least 300% of target. Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the Amended Employment Agreements) within 18 months after, or three months before, a “change in control” (as defined in the Amended Employment Agreements), each of Messrs. Park and Dodge will receive cash severance equal to one and a half times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 18 months. Additionally, any unvested equity awards will vest, with performance-based awards vesting at the target level.
Under the Amended Employment Agreements, upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, each of Messrs. Park and Dodge will receive cash severance equal to one times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 12 months. Additionally, any unvested equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, any unvested equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the Amended Employment Agreements generally are subject to an execution of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
Severance and Change-in-Control Benefits
The severance and change-in-control benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. See “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control” below for a description of the severance and change-in-control benefits each NEO would have been eligible to receive if a termination had occurred upon December 31, 2022.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Ryan Moore, Chairman
Shalom Meckenzie
Steven Murray

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Fiscal 2022 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jason D. Robins, Chief Executive Officer	2022	$1	$—	$43,740,520	$1,424,475	$2,300,923	$47,465,919
	2021	112,500	—	11,299,574	1,950,000	666,650	14,028,724
	2020	650,000	2,980,000	231,178,101	1,950,000	75,275	236,833,375
Mathew Kalish President, DraftKings North America	2022	1	—	39,984,506	776,156	104,169	40,864,832
	2021	73,558	—	10,272,318	1,062,500	8,700	11,432,076
	2020	425,000	1,500,000	194,210,935	1,062,500	36,898	197,220,479
Paul Liberman President, Global Technology and Product	2022	1	—	39,983,964	776,156	155,751	40,915,871
	2021	73,558	—	10,272,318	1,062,500	23,700	11,432,076
	2020	425,000	1,500,000	194,210,935	1,062,500	22,044	197,220,479
R. Stanton Dodge Chief Legal Officer	2022	500,000	—	13,486,028	584,400	9,150	14,579,578
	2021	500,000	—	5,136,159	800,000	8,700	6,444,859
	2020	670,000	1,000,000	53,459,796	800,000	8,550	55,938,346
Jason K. Park Chief Financial Officer	2022	425,000	500,000	13,299,058	620,925	24,150	14,869,133
	2021	425,000	—	5,136,158	850,000	23,700	6,434,858
	2020	425,000	1,000,000	53,825,309	850,000	8,550	56,108,859

(1)
The amounts disclosed in this column for fiscal year 2020 reflect the transaction bonus opportunities paid to the NEOs in connection with the closing of the Business Combination. The amount disclosed in this column for Mr. Park in fiscal year 2022 reflects the payment of a one-time cash bonus of $500,000.

(2)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 11 — Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)
The amounts disclosed in this column for 2022 are comprised of (i) the RSUs granted in 2022 pursuant to the annual equity refresh awards; (ii) the PSUs granted in 2022 pursuant to the 2022 Long-Term Equity Program; and (iii) the incremental value of the fully vested RSUs that were paid to NEOs for a portion of their earned bonuses under the 2022 bonus plan at a 10% premium to account for potential fluctuations in the price of the Company’s Class A Shares between the grant date and the date of issuance of the fully vested RSUs. The following chart describes the amounts of such awards granted to our NEOs based on the fair market values of such awards on the grant dates:

Name	RSUs	PSUs	Incremental Value of Fully Vested RSUs
Jason D. Robins	$14,320,581	$29,331,391	$88,550
Matthew Kalish	10,607,855	29,331,391	45,261
Paul Liberman	10,607,855	29,331,391	44,719
R. Stanton Dodge	5,728,251	7,718,780	38,997
Jason K. Park	5,781,274	7,476,356	41,428

At the maximum levels of performance, the PSU values would be: $58,662,782 for Mr. Robins, $58,662,782 for Mr. Kalish, $58,662,782 for Mr. Liberman, $15,437,560 for Mr. Dodge, and $14,952,712 for Mr. Park. As discussed in more detail under “Compensation Discussion and Analysis — 2022 Compensation Decisions — 2022 Equity Compensation,” the price used to determine the number of RSUs awarded as part of the annual equity refresh program was the 30-calendar day average closing stock price of the Class A Shares immediately prior to the grant date. As a result, the value of the grant as disclosed in the Summary Compensation Table above, which was computed in accordance with FASB ASC Topic 718, is different than the amount contemplated when the program was approved.
(4)
As described above under “Compensation Discussion and Analysis — 2022 Compensation Decisions — 2022 Annual Bonus”, in February 2023, the Compensation Committee approved the payment of a portion of earned annual bonus amounts for all NEOs in the form of fully vested RSUs. This column presents the full value of the bonuses earned for each NEO. See the “— Fiscal 2022 Grants of Plan-Based Awards” table below for additional information on the 2022 annual bonuses received by the NEOs.

(5)
The following chart describes the benefits and perquisites for 2022 contained in the “All Other Compensation” column above for each of the NEOs.

Name	401(k) Match	Tax Planning	Security Costs	Airplane Costs	Hart-Scott- Rodino Filings(a)	Tax Reimbursement(b)	Super Bowl Expenses(c)
Jason D. Robins	$9,150	$15,000	$968,990	$975,191	$—	$202,502	$131,607
Matthew Kalish	9,150	—	—	—	57,500	37,519	—
Paul Liberman	9,150	15,000	—	34,342	57,500	39,759	—
R. Stanton Dodge	9,150	—	—	—	—	—	—
Jason K. Park	9,150	15,000	—	—	—	—	—

(a)
Represents reimbursements received by Messrs. Kalish and Liberman for filing fees and preparation expenses in connection with filings made under the Hart-Scott-Rodino Act.

(b)
Represents (i) tax reimbursements of $37,519 received by Messrs. Kalish and Liberman for corrective filings under the Hart-Scott-Rodino Act, (ii) tax reimbursements received by Messrs. Robins and Liberman for transportation related costs and (iii) tax reimbursements received by Mr. Robins in connection with the benefits and perquisites included in the “Super Bowl Expenses” column and further described in footnote (c) below.

(c)
Represents the purchase of game day tickets, special events, travel and accommodations for Mr. Robins’ family members during the week’s activities.

Fiscal 2022 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plans(1)			Estimated Future Payouts Under Equity Incentive Plans(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jason D. Robins	RSUs	2/9/2022							611,468	14,320,581
	PSUs	11/2/2022				115,152	460,606	921,212		7,332,848
	PSUs	11/2/2022				345,455	1,381,818	2,763,636		21,998,543
	Annual Incentive		$365,625	$975,000	$1,950,000				4,695	88,550
Matthew Kalish	RSUs								452,940	10,607,855
	PSUs	11/2/2022				115,152	460,606	921,212		7,332,848
	PSUs	11/2/2022				345,455	1,381,818	2,763,636		21,998,543
	Annual Incentive		$199,219	$531,250	$1,062,500				2,400	45,261
Paul Liberman	RSUs								452,940	10,607,855
	PSUs	11/2/2022				115,152	460,606	921,212		7,332,848
	PSUs	11/2/2022				345,455	1,381,818	2,763,636		21,998,543
	Annual Incentive		$199,219	$531,250	$1,062,500				2,371	44,719
R. Stanton Dodge	RSUs								244,588	5,728,251
	PSUs	11/2/2022				30,303	121,212	242,424		1,929,695
	PSUs	11/2/2022				90,909	363,636	727,272		5,789,085
	Annual Incentive		$150,000	$400,000	$800,000				2,068	38,997
Jason K. Park	RSUs								246,852	5,781,274
	PSUs	11/15/2022				30,303	121,212	242,424		1,869,089
	PSUs	11/15/2022				90,909	363,636	727,272		5,607,267
	Annual Incentive		$159,375	$425,000	$850,000				2,197	41,428

(1)
Represents the annual incentive opportunity granted for performance during 2022 under DraftKings’ 2022 bonus plan. For 2022, each NEO received only the target amount of his annual bonus on December 30, 2022, in the form of cash, based on the Compensation Committee’s initial certification of the achievement of performance. We offered the NEOs the ability to elect to receive the remaining portion, if any, of their annual bonus, once the Compensation Committee finalized the certification of the achievement of performance, in the form of fully vested RSUs. Due to the NEOs’ confidence in the Company’s outlook, all of the NEOs elected to receive the remaining portion of their annual bonus for 2022, before any applicable withholdings and deduction pursuant to benefit plan contributions, in the form of fully vested RSUs, which were granted on February 28, 2023.

(2)
Represents the equity awards granted to each NEO in the form of PSUs pursuant to the 2022 Long-Term Equity Program. The 2024 PSUs and the 2026 PSUs will vest to the extent that the 2024 PSU Performance Metrics and the 2026 PSU Performance Metrics are achieved, respectively. Recipients may only vest into their 2024 PSUs if Normalized Adjusted EBITDA for fiscal year 2024 is positive.

(3)
Represents the equity awards granted in the form of RSUs, which, except for 18,118 RSUs granted to Mr. Dodge, vest quarterly over a four-year period following February 9, 2022. The 18,118 RSUs granted to Mr. Dodge vest in equal monthly installments over the one year commencing on April 23, 2022. This also includes the incremental value of the fully vested RSUs that was paid to NEOs for a portion of their earned bonuses under the 2022 bonus plan at a 10% premium to account for potential fluctuations in the price of the Company’s Class A Shares between the grant date and the date of issuance of the fully vested RSUs.

(4)
The aggregate grant date fair value of awards presented in this column is calculated in accordance with FASB ASC 718.

Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End
The market value of unvested or unearned awards is calculated using $11.39 per Class A Share, which was the closing price of a Class A Share on the NASDAQ on December 30, 2022 (the last trading day of 2022).
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
Jason D. Robins	209,967	139,977(1)	—	4.70	6/4/2029	—	—	—	—
	327,461(8)	—	—	0.63	2/18/2025	—	—	—	—
	892,264(8)	—	—	0.63	3/24/2026	—	—	—	—
	6,512,289	—	—	3.28	5/3/2028	—	—	—	—
	—	—	—	4.70	6/4/2029	—	—	—	—
	574,710(8)	—	—	3.82	5/3/2027	—	—	—	—
	136,195(8)	—	—	3.28	4/18/2028	—	—	—	—
	143,995(8)	—	—	3.28	4/18/2028	—	—	—	—
	982,770(8)	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	460,606(6)	5,246,302
	—	—	—	—	—	—	—	1,381,818(7)	15,738,907
	—	—	—	—	—	—	—	93,586(4)	1,065,945
	—	—		—	—	618,893(2)	7,049,191	—	—
	—	—	—	—	—	—	—	2,000,000(5)	22,780,000
Matthew Kalish	—	—	—	—	—	—	—	—	—
	190,771	—	—	3.28	4/18/2028	—	—	—	—
	362,537	—	—	3.28	4/18/2028	—	—	—	—
	1,511,843	—	—	3.28	5/3/2028	—	—	—	—
	157,826	—	—	3.82	5/3/2027	—	—	—	—
	261,097	37,572(1)	—	4.70	6/4/2029	—	—	—	—
	406,671	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	460,606(6)	5,246,302
	—	—	—	—	—	—	—	1,381,818(7)	15,738,907
	—	—	—	—	—	—	—	85,078(4)	969,038
	—	—	—	—	—	453,305(2)	5,163,144	—	—
	—	—	—	—	—	—	—	2,000,000(5)	22,780,000
Paul Liberman		23,121		3.28	4/18/2028	—	—	—	—
	93,930	37,572(1)	—	4.70	6/4/2029
	162,538	—	—	0.63	2/18/2025	—	—	—	—
	191,226	—	—	0.63	8/27/2025	—	—	—	—
	484,416	—	—	0.63	3/24/2026	—	—	—	—
	184,968(9)	—	—	3.28	4/18/2028	—	—	—	—
	261,160(9)	—	—	3.82	5/3/2027	—	—	—	—
	56,361(9)	—	—	4.70	6/4/2029	—	—	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
	73,402(9)	—	—	3.28	4/18/2028	—	—	—	—
	1,511,843(9)	—	—	3.28	5/3/2018	—	—	—	—
	519,391(9)	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	—	—	460,606(6)	5,246,302
	—	—	—	—	—	—	—	1,381,818(7)	15,738,907
	—	—	—	—	—	—	—	85,078(4)	969,038
	—	—	—	—	—	453,305(2)	5,163,144	—	—
	—	—	—	—	—	—	—	2,000,000	22,780,000
R. Stanton Dodge	1,814,400	—	—	2.95	11/2/2027	—	—	—	—
	948,131	—	—	2.95	11/2/2027	—	—	—	—
	90,634	—	—	3.28	4/18/2028	—	—	—	—
	201,578	—	—	3.28	5/3/2028	—	—	—	—
	154,712	22,100(1)	—	4.70	6/4/2029	—	—	—	—
	88,407	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	6,015(3)	68,511	—	—
	—	—	—	—	—	—	—	121,212(6)	1,380,605
	—	—	—	—	—	—	—	363,636(7)	4,141,814
	—	—	—	—	—	—	—	39,136(4)	445,759
	—	—	—	—	—	227,413(2)	2,590,234	—	—
	—	—	—	—	—	—	—	566,667(5)	6,454,337
Jason K. Park	—	21,302(1)	—	4.70	6/4/2029	—	—	—	—
	359,171	45,002(1)	—	4.70	6/4/2029	—	—	—	—
	48,856	—	4.70	6/4/2029	—	—	—	—
	42,750	6,106(1)	—	4.72	8/15/2029	—	—	—	—
	—	—	—	—	—	—	—	121,212(6)	1,380,605
	—	—	—	—	—	—	—	363,636(7)	4,141,814
	—	—	—	—	—	—	—	42,539(4)	484,519
	—	—	—	—	—	252,304(2)	2,873,743	—	—
	—	—	—	—	—	—	—	566,667(5)	6,454,337

(1)
Represents time-based stock options. While the options expire 10 years from the date of the grant, generally, these options vest in installments over a four-year period from the date of grant.

(2)
Represents RSUs, which were granted on the dates and in the amounts shown in the table below, and generally vest in equal quarterly installments over a four-year period from the date of grant.

Executive	August 2020	February 2021	February 2022	Total
Jason D. Robins	69,523	52,642	496,818	618,983
Matthew Kalish	37,435	47,856	368,014	453,305
Paul Liberman	37,435	47,856	368,014	453,305
R. Stanton Dodge	21,392	22,014	184,007	227,413
Jason Park	27,809	23,928	200,567	252,304

(3)
Represents RSUs, which were granted to Mr. Dodge in February 2021 and vest in equal monthly installments.

(4)
Represents PSUs, which were granted in February 2021, and provide an opportunity for recipients to receive shares based on the achievement of two-year GAAP Revenue targets. If the threshold is not met, no award is earned. If at least the threshold is attained, awards can range from 50% of the target number of shares to 300% of the target number of shares underlying the PSUs. The Company certified the achievement of the performance conditions underlying such PSU awards in February 2023 at a level greater than maximum, resulting in a payout of such PSU awards at 300% of the target number of Class A Shares underlying such PSUs.

(5)
Represents PSU awards granted pursuant to the December 2020 LTIP, which provide an opportunity for recipients to receive Class A Shares based on the achievement of GAAP Revenue targets by the Company between 2021 and when such PSUs expire in 2027. If the threshold is not met, no award is earned. If at least the threshold is attained, awards can range from 33% of the target number of Class A Shares to 100% of the target number of Class A Shares underlying the PSUs. The Company certified the achievement of the performance conditions underlying such PSU awards granted pursuant to the December 2020 LTIP in February 2023, which are now subject only to time-vesting and service conditions and are expected to vest approximately one year after the performance condition was satisfied.

(6)
Represents PSU awards granted pursuant to the 2022 Long-Term Equity Program, which provide an opportunity for recipients to receive Class A Shares based on the achievement of the 2024 PSU Performance Metrics in fiscal year 2024. Recipients may only vest into their 2024 PSUs if Normalized Adjusted EBITDA for fiscal year 2024 is positive. In the event that positive Normalized Adjusted EBITDA for fiscal year 2024 is achieved, awards can range from 25% of the target number of Class A Shares to 200% of the target number of Class A Shares underlying the 2024 PSUs.

(7)
Represents PSU awards granted pursuant to the 2022 Long-Term Equity Program, which provide an opportunity for recipients to receive Class A Shares based on the achievement of the 2026 PSU Performance Metrics in fiscal year 2026. In the event that the threshold Normalized Adjusted EBITDA for fiscal year 2026 is achieved, awards of 2026 PSUs can range from 25% of the target number of Class A Shares to 200% of the target number of Class A Shares underlying the 2026 PSUs.

(8)
Indicates option is held by the Robins Grantor Retained Annuity Trust of 2020, Robins September 2020 Grantor Retained Annuity Trust and/or Robins December 2021 Grantor Retained Annuity Trust, for which Mr. Robins has sole investment and voting power.

(9)
Indicates option is held by the Paul Liberman 2015 Revocable Trust and/or Liberman Grantor Retained Annuity Trust of 2020, for which Mr. Liberman has sole investment and voting power.

Fiscal 2022 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason D. Robins	1,205,280	$10,122,754	1,740,584	$27,063,668
Matthew Kalish	165,377	882,397	1,430,637	24,897,785
Paul Liberman	322,876	4,674,338	1,430,637	32,545,249
R. Stanton Dodge	—	—	535,373	10,084,665
Jason K. Park	99,302	769,101	581,267	10,485,074
Potential Payments Upon Termination or Change in Control
The severance benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. Upon any termination of employment, each NEO will be entitled to receive, within thirty days following termination, any accrued and vested payments and benefits that have not yet been paid, including unpaid base salary earned, accrued but unused vacation, and reimbursement for any unreimbursed business expenses (collectively, the “Accrued Benefits”). Additionally, depending on the type of termination, each NEO may be entitled to receive severance payments in addition to the Accrued Benefits.
The narrative disclosure below describes the severance or change in control benefits that each NEO would be entitled to receive in addition to the Accrued Benefits (in the case of a termination of employment), and these severance benefits are quantified in the Potential Payments Upon Termination or Change in Control table below. Unless otherwise indicated, the narrative disclosure and the amounts estimated in the table assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2022 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment agreement or equity award agreement.
Termination for Death or Disability
Upon a termination due to death or disability, the outstanding equity awards held by each of the NEOs will vest as follows, subject to the NEO’s compliance with certain restrictive covenants, including non-solicitation and non-competition covenants that extend for 12 months following termination of employment (such covenants, the “Restrictive Covenant Conditions”), and to the NEO’s execution of a release of claims within 60 days following termination (such condition, the “Release Condition”):
•
equity awards solely subject to time-based vesting will vest in full;

•
equity awards, other than the LTIP awards, that are solely subject to performance-based vesting will vest based on actual performance against the applicable performance goals; and

•
the LTIP equity awards will remain eligible to vest based on actual performance through the earlier of (i) two years following termination and (ii) the original expiration date of the award (which we refer to as the “Performance Vesting End Date”). If the Performance Vesting End Date for an award falls in the middle of a vesting period, then the award will vest pro-rata based on the number of days between the first day of the vesting period and the Performance Vesting End Date.

Termination for Cause or Without Good Reason
Upon a termination by the Company for cause or a resignation by the NEO without good reason, the NEOs will not be entitled to receive severance benefits other than the Accrued Benefits.

Termination Without Cause or for Good Reason Absent a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason, in each case that is not within 18 months after, or three months before, a change in control, each of the NEOs will receive, subject to the Restrictive Covenant Conditions and to the Release Condition:
•
an amount equal to two times base salary (for Messrs. Robins, Kalish, and Liberman) or one times base salary (for Messrs. Dodge and Park), payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
a pro-rata annual bonus to the extent earned based on actual performance, payable in a lump sum at the same time bonuses are paid to active employees;

•
continued benefits for a period of 24 months (for Messrs. Robins, Kalish, and Liberman) or 12 months (for Messrs. Dodge and Park) or until the NEO obtains employment that offers health benefits;

•
pro-rata vesting of equity awards solely subject to time-based vesting based on the number of days the NEO was employed during the vesting period; and

•
pro-rata vesting of equity-based awards subject to performance-based vesting based on actual performance and pro-rated based on the number of days the NEO was employed during the vesting period.

Termination Without Cause or for Good Reason in Connection with a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason within 18 months after, or three months before, a change in control, each of the NEOs will receive, subject to the Restrictive Covenant Conditions and to the Release Condition:
•
an amount equal to two times the sum of base salary and target Annual Cash Incentive (for Messrs. Robins, Kalish, and Liberman) or one and a half times the sum of base salary and target Annual Cash Incentive (for Messrs. Dodge and Park), payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
continued benefits for a period of 24 months (for Messrs. Robins, Kalish, and Liberman) or 18 months (for Messrs. Dodge and Park) or until the NEO obtains employment that offers health benefits; and

•
vesting of equity awards on the later of (i) such termination or (ii) the change in control, with performance-based vesting conditions for performance periods that are not completed as of the date of termination deemed satisfied at target.

Change in Control
Upon a change in control without a qualifying termination of employment as discussed above, the NEOs will not be entitled to receive any payments or equity vesting.
Estimate of Potential Payments Upon Termination or Change in Control
The amounts estimated in the table below assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2022 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a Class A Share on December 30, 2022 (the last trading day of 2022) of $11.39.

Name	Type of Payment(1)	Termination for Death or Disability ($)	Termination Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason Absent a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Jason D. Robins	Cash Severance	—	—	2,724,475	2,012,238
	Stock Incentives	2,002,391	—	19,553,080	31,831,582
	Other Benefits	—	—	42,000	42,000
	Total	2,002,391	—	22,319,555	33,885,819
Matthew Kalish	Cash Severance	—	—	1,626,156	1,238,078
	Stock Incentives	1,220,395	—	19,397,359	29,163,539
	Other Benefits	—	—	42,000	42,000
	Total	1,220,395	—	21,065,515	30,443,617
Paul Liberman	Cash Severance	—	—	1,626,156	1,238,078
	Stock Incentives	1,407,906	—	19,539,454	29,351,050
	Other Benefits	—	—	42,000	42,000
	Total	1,407,906	—	21,207,611	30,631,128
R. Stanton Dodge	Cash Severance	—	—	1,084,400	1,042,200
	Stock Incentives	593,608	—	5,846,508	9,638,179
	Other Benefits	—	—	31,500	31,500
	Total	593,608	—	6,962,408	10,711,879
Jason K. Park	Cash Severance	—	—	1,045,925	947,963
	Stock Incentives	968,820	—	5,987,347	10,296,900
	Other Benefits	—	—	31,500	31,500
	Total	968,820	—	7,064,772	11,276,362

(1)
The “Other Benefits” rows reflect the cost of continued coverage under the Consolidated Omnibus Budget Reconciliation Act.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure (the “Pay Versus Performance Disclosure”) describes the relationship between executive compensation and the Company’s performance with respect to select financial measures. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion and Analysis.”
	Summary Compensation Table Total (in millions)		Compensation Actually Paid Total (in millions)(2)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return
Year(1)	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	DKNG	CDI	Net Income (Loss) (in billions)(3)	GAAP Revenue (in billions)(4)
2022	$47.5	$27.8	$(28.4)	$(12.7)	$106	$105	$(1.4)	$2.2
2021	$14.0	$8.9	$(67.4)	$(37.2)	$257	$166	$(1.5)	$1.3
2020	$236.8	$126.6	$584.7	$226.7	$435	$133	$(1.2)	$0.6

(1)
The NEOs for each year presented above comprised Jason Robins, who is the Company’s Principal Executive Officer (the “PEO”), and Matthew Kalish, Paul Liberman, R. Stanton Dodge and Jason Park (collectively, the “non-PEO NEOs”).

(2)
SEC rules require that certain adjustments be made to the totals set forth in the Summary Compensation Table included in this Proxy Statement (the “Summary Compensation Table”) in order to determine “compensation actually paid” for purposes of this Pay Versus Performance Disclosure. “Compensation actually paid” does not represent cash and/or equity value transferred to the applicable NEO, but rather is a value calculated under applicable SEC rules for purposes of this Pay Versus Performance Disclosure. In general, “compensation actually paid” is calculated as total compensation set forth in the Summary Compensation Table, as adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). None of the NEOs participate in a defined benefit plan, so the following table does not include an adjustment for pension benefits. The below table reflects the required adjustments to reconcile total compensation as set forth in the Summary Compensation Table to “Compensation actually paid” for purposes of the Pay Versus Performance Disclosure.

(3)
The S&P Consumer Discretionary Index (“CDI”) is a comprehensive index of companies included in the S&P 500 that are classified as members of the consumer discretionary sector, which the Company deems an appropriate peer group for the purposes of its Pay Versus Performance Disclosure.

(4)
For 2022 compensation decisions, the Company focused on achievement of GAAP Revenue growth, as well as other metrics such as Adjusted EBITDA, through highly effective customer acquisition, retention, engagement, and monetization, enabled by innovative product offerings and technology enhancements across the Company’s product offerings.

Year	NEO(s)	Summary Compensation Table Total (in millions)	Subtract Stock Awards(a)	Add Year-End Granted Award Fair Value(b)	Change in Value of Prior Awards(c)	Change in Value of Awards Granted and Vested in Year(d)	Change in Value of Prior Awards that Vested in Year(e)	Compensation Actually Paid (in millions)
2022	PEO	$47.5	(43.7)	26.6	(37.9)	1.5	(22.4)	$(28.4)
	Average of Non- PEO NEOs	$27.8	(26.7)	16.5	(23.4)	0.9	(7.8)	$(12.7)
2021	PEO	$14.0	(11.3)	4.7	(80.2)	0.8	4.6	$(67.4)
	Average of Non- PEO NEOs	$8.9	(7.7)	3.2	(45.2)	0.6	3.1	$(37.2)
2020	PEO	$236.8	(231.2)	173.1	38.5	231.0	136.4	$584.7
	Average of Non- PEO NEOs	$126.6	(123.9)	104.6	22.0	61.6	35.8	$226.7

(a)
Deduction for the amounts reported in the “Stock Awards” column of the Summary Compensation Table.

(b)
Increase in fair value, calculated in accordance with FASB ASC 718, as of the end of the reported fiscal year of equity awards granted in the reported fiscal year that were outstanding and unvested as of the end of the reported fiscal year.

(c)
Change in fair value, calculated in accordance with FASB ASC 718, as of the end of the reported fiscal year from the end of the prior fiscal year, of equity awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year.

(d)
Change in fair value, calculated in accordance with FASB ASC 718, as of the vesting date for awards that are granted and vest in the same reported fiscal year.

(e)
Change in fair value, calculated in accordance with FASB ASC 718, from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the reported year.

Relationships Between Executive Compensation Actually Paid and Select Financial Performance Measures
The charts below are based on the information provided in the above table to illustrate the relationships between the Company’s compensation actually paid to the PEO and the average compensation actually paid to the Company’s non-PEO NEOs, with (i) the Company’s cumulative total shareholder return, (ii) the Company’s net income (loss) and (iii) the Company’s GAAP Revenue, which the Company has selected as the most important financial performance measure used by the Company to link compensation actually paid to its NEOs for the most recently completed fiscal year and its performance.

Pay vs. Net Loss (2020-2022)
Compensation Actually Paid to PEO
Compensation Actually Paid to Other NEOs
Net Loss
Compensation Actually Paid ($M)
$600
$500
$400
$300
$200
$100
$0
($100)
Net Loss ($B)
$0.0
($0.2)
($0.4)
($0.6)
($0.8)
($1.0)
($1.2)
($1.4)
($1.6)
($1.8)
($2.0)
2020
2021
2022

Unranked Tabular List of the Company’s Most Important Financial Performance Measures
The following is an unranked list of the most important financial performance measures used by the Company to link compensation actually paid to the NEOs, for the year ended December 31, 2022, to Company performance:
Financial Performance Measures
GAAP Revenue
Adjusted EBITDA

CEO PAY RATIO
The following table shows the ratio of our CEO’s 2022 annual total compensation to the median 2022 annual total compensation of our other employees.
CEO 2022 Annual Total Compensation	Median Employee 2022 Annual Compensation	2022 Ratio of CEO Pay to Median Employee Pay
$47,465,919	$111,236	427:1
The pay ratio rules allow issuers to use the same median employee for comparison purposes for up to three years. As such, we used the same median employee selected as of December 31, 2021, who is a full-time employee located in the United States, because there has been no material change in our employee population or compensation arrangements that we believe would result in a significant change to our pay ratio.
We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation in the Summary Compensation Table. In 2022, our median employee had an annualized salary of $90,000 and $21,236 in other compensation elements, for annual total compensation of $111,236.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2022:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and RSUs (in millions) (a)	Weighted-average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (in millions) (c)
Equity Compensation Plans Approved by Security Holders	44.1(1)	$42.24(2)	79.8(3)(4)
Equity Compensation Plans Not Approved by Security Holders	23.8(5)	3.34(6)	10.4(7)
	67.9	$6.17	90.2

(1)
Represents Class A Shares underlying RSUs and options granted under the 2020 Plan.

(2)
Represents the weighted-average exercise price of options outstanding under the 2020 Plan.

(3)
Consists of 1.5 million Class A Shares remaining available for future issuance under the 2020 Plan, 72.5 million Class B Shares remaining available for future issuance under the 2020 Plan and 5.8 million Class A Shares remaining available for future issuance under the DraftKings Employee Stock Purchase Plan (the “ESPP”).

(4)
The number of Class A Shares available under the 2020 Plan is subject to an annual increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of Class A Shares equal to five percent of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 33 million Class A Shares), unless otherwise determined by the Board prior to January 1 of a given year to provide for no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares. The number of Class A Shares available under the ESPP is subject to an annual increase on the first day of each calendar year, beginning with calendar year 2022, by a number of Class A Shares equal to one percent of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 6.6 million Class A Shares), unless otherwise determined by the Board prior to January 1 of a given year to provide for no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares.

(5)
Represents 20.2 million Class A Shares underlying options granted under the 2017 Plan, 3.5 million Class A Shares underlying restricted stock awards and options granted under the 2012 Plan and 0.1 million Class A Shares underlying options granted under the Option Plan.

(6)
Represents the weighted-average exercise price of options outstanding under the 2017 Plan, 2012 Plan and Option Plan.

(7)
Consists of 10.4 million Class A Shares remaining available for future issuance under the 2017 Plan. There are no securities remaining available for future issuance under the 2012 Plan and the Option Plan as these plans have expired pursuant to their terms.

2017 Plan
In 2017, DK DE’s board of directors approved the 2017 Plan, which the Company assumed in April 2020 in connection with the Business Combination, pursuant to which the Company may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, or any combination of the foregoing to employees, directors, and consultants of the Company or its affiliates. The 2017 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to the provisions of the 2017 Plan and applicable law, the Board has the authority to designate the participants under the 2017 Plan, to determine the terms and conditions of awards granted under the 2017 Plan, to administer the 2017 Plan, to interpret the 2017 Plan and the underlying award agreements, and to make all determinations with respect to awards granted under the 2017 Plan.
Shares Issuable Under the 2017 Plan
The number of shares remaining available for future issuance under the 2017 Plan is reflected in the table above. Class A Shares underlying awards that expire or are settled in cash will not reduce the number of Class A Shares available for issuance under the 2017 Plan. Class A Shares underlying awards that are forfeited or reacquired by the Company in satisfaction of tax withholding obligations on an award or as consideration for the exercise or purchase price of an award will be available to be issued for new awards under the 2017 Plan. If there is any change in our corporate capitalization, the Board will appropriately and proportionately adjust the maximum number of Class A Shares subject to the 2017 Plan. The 2017 Plan has a term of 10 years from September 28, 2017, and no further awards may be granted under the 2017 Plan after that date.
Description of Awards Available Under the 2017 Plan
Stock Options.   Stock options may be granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) or a nonstatutory stock option that is not intended to be an incentive stock option. A stock option entitles the participant to purchase Class A Shares at a fixed exercise price, which generally will not be less than 100% of the fair market value of our Class A Shares on the date the stock option is granted. No stock option can be exercised more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain persons).
Stock Appreciation Rights.   Stock appreciation rights (“SARs”) entitle the participant to receive from the Company the appreciation on Class A Shares underlying the SAR. The exercise price generally will not be less than 100% of the fair market value of our Class A Shares on the date the SAR is granted.
Restricted Stock Awards.   Shares of restricted stock are Class A Shares that are subject to terms and conditions, including vesting conditions, as the Board deems appropriate. Restricted stock may be awarded to participants in consideration for (i) cash or cash equivalents, (ii) past services to the Company or an affiliate, or (iii) other consideration (including future services). Any dividends paid on restricted stock may be subject to the same vesting and forfeiture restrictions that apply to the restricted stock.
Restricted Stock Unit Awards.   RSUs are rights to receive Class A Shares, subject to terms and conditions, including vesting conditions, as the Board deems appropriate. Participants may earn dividend equivalents on the Class A Shares underlying an RSU award, and such dividend equivalents may be converted into additional Class A Shares covered by the RSU award. After vesting, an RSU award may be settled by delivery of Class A Shares, its cash equivalent, any combination of Class A Shares or cash, or in any other form of consideration the Board deems appropriate and is included in the applicable award agreement.
Other Stock Awards.   The Board may grant other awards valued by reference to or otherwise based on Class A Shares, either alone or in addition to the awards described above. These awards will be granted to individuals, in such amounts, and on such terms and conditions as determined by the Board.
Corporate Transactions
In the event of certain corporate transactions, the Board may take certain actions listed in the 2017 Plan, including (i) arranging for the surviving or acquiring corporation to assume or substitute the awards granted under the 2017 Plan, (ii) accelerating the vesting of awards, (iii) suspending the exercise of awards, and (iv) canceling the awards. Further, an award may be subject to additional acceleration of vesting and exercisability upon or after a change in control. In the event of a dissolution or liquidation of the Company, all outstanding awards (other than those that have vested and are not subject to a forfeiture condition) will terminate immediately prior to the dissolution or liquidation, and shares subject to a forfeiture condition may be reacquired by the Company. However, the Board may, in its discretion, cause some or all outstanding awards to become fully vested, exercisable, and/or no longer subject to forfeiture.
Termination and Amendment of the 2017 Plan
The Board may suspend or terminate the 2017 Plan at any time. The suspension or termination of the 2017 Plan will not impair rights or obligations under any award granted while the 2017 Plan was in effect, except with the written or electronic consent of the affected participant or as otherwise permitted in the 2017 Plan.
The Board may amend the 2017 Plan in any respect the Board deems necessary or advisable and may submit any amendment to the 2017 Plan for stockholder approval. Stockholder approval is required for any amendment to the 2017 Plan that requires stockholder approval under the rules of any securities exchange on which the Class A Shares are traded. The Board may also amend the terms of any one or more awards. However, the Board generally cannot amend the 2017 Plan or an award without the written or electronic consent of the affected participants if such amendment would materially impair the rights of the participants, unless the reason for the amendment is to comply with applicable laws.
2012 Plan
In 2012, DK DE’s board of directors approved the 2012 Plan, which the Company assumed in April 2020 in connection with the Business Combination, pursuant to which the Company may grant incentive and nonstatutory stock options, shares of restricted stock, stock issuances, and other equity interests or awards to employees, officers, directors, consultants, and advisors of the Company. The 2012 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not intended to be subject to ERISA. Subject to the provisions of the 2012 Plan and applicable law, the Board has the authority to designate the participants under the 2012 Plan, to determine the terms and conditions of awards granted under the 2012 Plan, to administer the 2012 Plan, to interpret the 2012 Plan and the underlying award agreements, and to make all determinations with respect to awards granted under the 2012 Plan.
Shares Issuable Under the 2012 Plan
As of the date of this Proxy Statement, there are no shares of common stock available for issuance pursuant to the 2012 Plan, as the 2012 Plan expired pursuant to its terms on March 13, 2022. Substitute awards granted to employees of another corporation in connection with a business combination do not count against the share limitation. Class A Shares underlying awards that expire, lapse, or are terminated, surrendered, or forfeited were to be issued for new awards under the 2012 Plan. The 2012 Plan had a term of 10 years from March 13, 2012 and expired on March 13, 2022, and no further awards may be granted under the 2012 Plan. Over the ten-year term of the 2012 Plan, no participant was able to be granted awards to purchase more than an aggregate of fifty percent of the shares available under the 2012 Plan.
Description of Awards Available Under the 2012 Plan
Stock Options.   Stock options were able to be granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) or a nonstatutory stock option that is not intended to be an incentive stock option. All stock options granted under the 2012 Plan were nonstatutory stock options unless specifically granted as an incentive stock option. A stock option entitles the participant to purchase Class A Shares at a fixed exercise price, generally not less than 100% of the fair market value of Class A Shares on the date the stock option is granted. The provisions relating to the vesting and exercisability of stock options were determined by the Board. A participant may exercise a stock option only by delivery to the Company or a designated representative of an electronic or written exercise notice, together with payment in full of the exercise price. No stock option can be exercised more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain persons).

Restricted Stock.   Restricted stock are Class A Shares that are subject to a restriction period and such other terms and conditions as determined by the Board. Restricted stock was able to be awarded to participants subject to the participant’s delivery to the Company of a check in an amount at least equal to the par value of the shares purchased.
Other Stock-Based Awards.   The Board was able to grant other awards based on Class A Shares, including the grant of Class A Shares based on certain conditions, the grant of securities convertible into Class A Shares, and the grant of stock appreciation rights, bonus stock, phantom stock awards, or stock units. The terms and conditions for these awards were determined by the Board.
Acquisition of the Company
In the event of an acquisition of the Company, unless otherwise provided in the applicable award or as noted below, the Board or the board of directors of the surviving or acquiring entity will make appropriate provision for either the continuation of outstanding awards by the Company or the assumption of such awards by the surviving or acquiring entity. In addition or instead of the foregoing, the Board may provide that one or more outstanding stock options, in whole or in part, (i) must be exercised within a specified number of days, at which time the stock option will terminate or (ii) will be terminated in exchange for a cash payment equal to the fair market value of the shares subject to the stock option over the exercise price.
Termination and Amendment of the 2012 Plan
The Board may amend, modify, or terminate any outstanding award. However, the Board generally is not able to amend an award without the participant’s consent if such amendment would materially and adversely affect the participant.
Option Plan
In 2011, the Option Plan was adopted by SBTech (Global) Limited (“SBTech Global”), and the Company assumed the Option Plan in April 2020 in connection with the Business Combination. On July 20, 2021, the Option Plan expired in accordance with its terms. Pursuant to the Option Plan, the Company was able to grant options to employees, directors, consultants and service providers. The Option Plan was not qualified under Section 401(a) of the Internal Revenue Code and was not intended to be subject to ERISA.
Shares Issuable Under the Option Plan
As of the date of this Proxy Statement, there are no Class A Shares available for issuance pursuant to the Option Plan, as the Option Plan expired pursuant to its terms on July 20, 2021. The Option Plan had a term of 10 years from July 20, 2011, and no further options were able to be granted under the Option Plan after that date.
Description of Options Available Under the Option Plan
A stock option entitles the participant to purchase Class A Shares at a fixed purchase price. Each option agreement states the number of shares subject to the option, the type of option, the vesting dates, the purchase price per share, the expiration date of the option, and such other terms and conditions as determined by the Board.
Corporate Transactions and Changes to Capitalization
In the event of certain corporation transactions, the Board may assume or substitute outstanding options as follows: (i) substitute the shares underlying the outstanding options for shares or other securities of the successor company (or a parent or subsidiary of the successor company) and (ii) adjust the purchase price of the outstanding options. If outstanding options are not assumed or substituted as described above, all vested and unvested options will terminate immediately prior to the consummation of the transaction, unless determined otherwise by the Board.

Upon certain events that change our corporate capitalization, the Board will appropriately adjust the number, class, and kind of shares subject to options and the purchase price of options.
Termination and Amendment of the Option Plan
The Board may at any time amend, suspend, or modify the terms of an option. However, the Board cannot take such action with respect to an option without a written agreement signed by the affected participant and the Company if such action would materially impair the rights of the participant. Stockholder approval is required for any amendment that requires stockholder approval under the terms of the Option Plan or applicable law, including for amendments to options that (i) reduce the purchase price of options, (ii) cancel and replace any outstanding option where the fair market value is less than its purchase price, or (iii) are considered “repricing” for purposes of the shareholder approval rules under the rules of any securities exchange on which the shares are listed. The termination of the Option Plan did not affect the Board’s ability to exercise its powers with respect to options granted prior to the date of termination.

DIRECTOR COMPENSATION
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on DraftKings’ board of directors in 2022. DraftKings employees did not receive compensation for serving as directors.
Name	Stock Awards($)(1)	All Other Compensation ($)(3)	Total ($)
Woodrow Levin	265,190	—	265,190
Shalom Meckenzie	285,879	—	285,879
Jocelyn Moore	282,455	15,000	297,455
Ryan Moore	286,209	—	286,209
Valerie Mosley	277,997	15,000	292,997
Steven Murray	305,632	—	305,632
Hany Nada(2)	125,560	—	125,560
John Salter(2)	111,868	—	111,868
Harry Sloan	276,593	—	276,593
Marni Walden	307,554	15,000	322,554

(1)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 11 — Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The aggregate number of unvested RSUs held as of December 31, 2022 by each individual that served as a non-employee director during the fiscal year ended December 31, 2022 were: Mr. Levin: 13,342; Mr. Meckenzie: 13,342; Ms. J. Moore: 13,342; Mr. R. Moore: 13,342; Ms. Mosley 13,342; Mr. Murray 13,342; Mr. Nada: 0; Mr. Salter: 0; Mr. Sloan: 13,342; and Ms. Walden: 13,342.

(2)
Messrs. Nada and Salter retired from DraftKings’ Board effective April 19, 2022.

(3)
The amounts disclosed in this column represent amount paid to cover financial planning benefits for members of the Board.

Director Compensation Program
Our board of directors compensation program is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of DraftKings stock to further align their interests with those of our shareholders. Our program provides the following compensation for non-employee directors:
•
An annual retainer of $45,000;

•
An annual retainer of $20,000 for the chair of the audit committee; $17,500 for the chair of the compensation committee; and $10,000 for the chair of each of the nominating and corporate governance committee, the compliance and risk committee and the transaction committee;

•
An annual retainer of $10,000 for members of the audit committee; $7,500 for members of the compensation committee; $5,000 for members of the nominating and corporate governance committee and the compliance and risk committee; and $10,000 for members of the transaction committee; and

•
An equity retainer with a value of $200,000 (based on the fair market value of a Class A Share on the grant date) payable in the form of RSUs, granted upon initial election to the Board and then each year at the annual shareholders meeting that vests at the sooner of the following annual shareholders meeting or the one-year anniversary of the grant.

All retainers will be payable quarterly in arrears. The retainers are being delivered in equity until DraftKings is profitable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
In connection with the Business Combination, the Company, the DEAC Stockholder Group, the DK Stockholder Group and the SBT Stockholder Group entered into the Stockholders Agreement, dated April 23, 2020 (the “Stockholders Agreement”), by and among the Company, the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group (as such terms are defined in the Stockholders Agreement).
Lock-up Periods
The lock-up periods under the Stockholders Agreement have expired; however, certain stockholders may be restricted by additional lock-up periods in connection with subsequent transactions by the Company. All stockholders will remain subject to the restriction to transfer in accordance with the Securities Act of 1933, as amended, and other applicable federal or state securities laws.
Registration Rights
The Stockholders Agreement provides that within 30 days of the Closing (as defined in the Stockholders Agreement), DraftKings will file a shelf registration statement on Form S-1 with respect to resales of all Registrable Securities (as defined in the Stockholders Agreement) held by members of the Stockholder Parties (as defined in the Stockholders Agreement) and will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 days (or 120 days if the SEC notifies DraftKings that it will “review” such shelf registration statement) after the Closing and (ii) the tenth business day after the date DraftKings is notified by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. DraftKings filed such shelf registration on May 6, 2020 and it was declared effective on May 13, 2020.
In the period following the expiration of the lock-up periods, if any member of the Stockholder Parties delivers notice to DraftKings stating that it intends to effect an underwritten public offering of all or part of its Registrable Securities included on a shelf registration statement and reasonably expects aggregate gross proceeds of not less than $75,000,000, DraftKings will enter into a customary underwriting agreement and will take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided that DraftKings will have no obligation to facilitate or participate in more than two underwritten offerings for each of the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group and no more than six underwritten offerings in the aggregate.
Whenever DraftKings proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement other than on Form S-8 or on Form S-4, DraftKings will give notice to the Stockholder Parties and will include all Registrable Shares (as defined in the Stockholders Agreement) that any member of the Stockholder Parties requests for inclusion within five days of receiving notice from DraftKings, subject to any cut-back deemed necessary by an underwriter.
As long as any member of the Stockholder Parties owns Registrable Securities, DraftKings will, at all times while it remains a reporting company under the Exchange Act, file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DraftKings after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the members of the Stockholder Parties with true and complete copies of all such filings.
Unsuitable Persons
Each member of the Stockholder Parties acknowledged and agreed to the application of the provisions concerning unsuitability contained in our Articles of Incorporation, which is applicable to all holders of common stock or other equity securities of DraftKings.

Raine Engagement
On May 7, 2021, DraftKings entered into a master engagement letter (the “Master Engagement Letter”), with Raine Securities LLC (“Raine Securities”), an affiliate of Raine. John Salter, who served as a member of our Board of Directors until April 2022, is a partner of Raine. Pursuant to the Master Engagement Letter, Raine Securities will act as a financial advisor to DraftKings in connection with certain proposed transactions. Under the terms of the Master Engagement Letter, DraftKings agreed to pay Raine Securities certain fees and expenses as outlined in a statement of work. As of February 28, 2023, DraftKings has paid Raine Securities $11.0 million under the Master Engagement Letter.
DKFS
On August 27, 2019, DraftKings and other investors, including Accomplice Fund II, L.P. (which is an affiliate of Ryan Moore, a member of our Board of Directors) and Hany Nada (who served as a member of our Board of Directors until April 2022), as well as Jason Robins and Jason Park, acquired equity interests of DKFS, LLC, a newly created joint venture (“DKFS”), which among other things, invests in early stage companies in the sports entertainment industry. Jason Robins and Jason Park are managers of DKFS. The following table summarizes the equity interests of DKFS held by DraftKings and related persons, as well as the consideration paid for such interests:
	Common Units	Incentive Units(1)	Cash Consideration ($)	In-Kind Consideration ($)(2)
DraftKings	4,500,000	—	1,000,000(3)	3,000,000
Accomplice Fund II, L.P.(4)	1,500,000	—	1,000,000	—
Hany Nada(5)	375,000	—	250,000	—
Jason Robins(6)	—	126,603	—	—
Jason Park(7)	—	63,301	—	—

(1)
One-fourth of each recipient’s incentive units vested on the one-year anniversary of the date of issuance and the remainder vest in equal monthly installments over the subsequent 36 months, subject to the recipient’s continued provision of services to DKFS.

(2)
Consists of the contribution to DKFS of a license to use certain proprietary marks and logos owned by DraftKings.

(3)
Consists of payment of cash consideration to DKFS on November 20, 2020.

(4)
Ryan Moore is a director of DraftKings and an affiliate of Accomplice Fund II, L.P.

(5)
Hany Nada was a director of DraftKings until his retirement on April 19, 2022.

(6)
Jason Robins is the Chairman of the Board and Chief Executive Officer of DraftKings.

(7)
Jason Park is the Chief Financial Officer of DraftKings.

In connection with its in-kind investment in DKFS, DraftKings also agreed to enter into a services agreement with Drive by DraftKings, Inc., a wholly-owned subsidiary of DKFS. Pursuant to this services agreement, DraftKings will provide certain administrative and other services to Drive by DraftKings, Inc. Specifically, DraftKings provides office space and general overhead support to DKFS. The overhead support relates to rent, utilities and general and administrative support services. As of December 31, 2022, DraftKings had $0.2 million of receivables from this entity related to these services. We anticipate that the service agreement fees incurred by Drive by DraftKings, Inc. will be approximately $0.3 million annually.
In November of 2020, DraftKings invested an additional $1.0 million in DKFS and acquired an additional 3.4% interest. As of December 31, 2022, DraftKings’ total ownership interest in DKFS was 49.9%.
In addition, DraftKings has committed to invest up to $17.5 million into DBDK Venture Fund I, LP, a Delaware limited partnership and a subsidiary of DKFS (the “DBDK Fund”). As of December 31, 2022, the Company had invested a total of $6.7 million of the total commitment, which represents ownership of approximately 28.6% in the DBDK Fund.

Tel Aviv Office Lease
On October 1, 2019, Gaming Tech Ltd. (“Gaming Tech”), a subsidiary of SBTech Global and, following the Business Combination, an indirect subsidiary of DraftKings, entered into a lease (the “Tel Aviv Lease”) for commercial office space in Tel Aviv, Israel (the “Tel Aviv Office”), with A.L Skyshield Ltd. (“Skyshield”), a real estate company owned by Shalom Meckenzie, who was a controlling shareholder of SBTech Global and, following the Business Combination, continued to serve as a member of our Board of Directors. As of February 28, 2023, Gaming Tech has paid Skyshield approximately $2.8 million in the aggregate under the Tel Aviv Lease, including $0.8 million in 2022. The Tel Aviv Lease is scheduled to expire in accordance with its terms in June 2023, and Gaming Tech intends to enter into an amendment to the Tel Aviv Lease (the “Office Lease Amendment”) with Skyshield pursuant to which Gaming Tech will continue to lease the Tel Aviv Office for up to a period of five years (with an opt-out right at Gaming Tech’s option in June 2024) at a rate of approximately $71,631 per month, which is substantially the same as the monthly payment under the existing Tel Aviv Lease. Over the five-year term of the Office Lease Amendment, assuming Gaming Tech does not exercise its opt-out right in June 2024, Gaming Tech expects to pay Skyshield an aggregate amount of approximately $4.3 million under the Office Lease Amendment.
Water Tree Limited Transaction
On March 15, 2021, SBTech Global and SBTech Malta Limited (“SBTech Malta”) entered into amendments to the existing licensing and services agreements with each of Blue Star Planet Limited (“BSP”), Ocean Star Limited (“OS”) and their parent company, Water Tree Limited (“Water Tree”, and together with BP and OS, the “WT Entities”). The agreements with the WT Entities were entered into by SBTech Global prior to the Business Combination (as amended, the “WT Agreements”). Pursuant to the WT Agreements, SBTech Global will provide the WT Entities with an iGaming platform solution, a sportsbook solution, managed services and additional products and services for the operation of its gambling websites primarily in Europe. As of February 28, 2023, DraftKings has received approximately $5.2 million in revenue under the WT Agreements.
The existing licensing and services agreement between SBTech Global and BSP (as amended, the “Existing BSP Agreement”) is scheduled to expire in accordance with its terms in May 2023, and SBTech Global intends to enter into an amendment (the “BSP Amendment”) in order to extend the term of the Existing BSP Agreement to October 9, 2023, which is the expiration date of the related existing licensing and services agreement between SBTech Malta and OS, on substantially the same terms and conditions as the Existing BSP Agreement. SBTech Global expects to receive approximately $300,000 in revenue under the BSP Amendment.
Roy Meckenzie, 100% owner of Water Tree, is the brother of Shalom Meckenzie, a current director on our Board.
Autograph Commercial Agreement
On July 15, 2021, DraftKings entered into an agreement with LFG NFTS, Corp. (“Autograph”) to create a marketplace for non-fungible tokens and provide related services to Autograph, which include the minting (i.e., creating), tracking and marketing of non-fungible tokens (the “Autograph Agreement”). The Autograph Agreement, which is for a period of one year, will automatically renew unless terminated by either DraftKings or Autograph under certain conditions. As of December 31, 2022, DraftKings had an accrual of approximately $0.1 million to Autograph, which was subsequently paid.
Jason Robins, Paul Liberman and Matthew Kalish, each directors of the Company, serve on the board of advisors of Autograph.

The following table summarizes the equity interests of Autograph held by each of the Company and the below directors and officers of DraftKings:
	Series A-1 Preferred Stock	Class B Common Stock
DraftKings(1)	—	1,047,700
Jason Robins(2)	17,627 (2)	25,000(3)
Matthew Kalish(4)	17,627	—
Paul Liberman(5)	17,627	—
Harry Sloan(6)	17,627	—
Hany Nada(7)	8,813	—
Ezra Kucharz(8)	4,406	—
Shalom Meckenzie(9)	440,691	—
Ryan Moore(10)	17,627	—

(1)
DraftKings holds a warrant that entitles DraftKings to purchase an aggregate of 1,047,700 duly authorized, fully paid and nonassessable shares of Autograph’s Class B Common Stock, par value $.0001, at a strike price of $5.6729.

(2)
Robins Holdings LLC owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Jason Robins is the manager of Robins Holdings LLC, Chairman of the Board and Chief Executive Officer of DraftKings.

(3)
JMP Ventures LLC owns 25,000 shares of Autograph’s Class B Common Stock that vests over a period of three years. Mr. Robins is the manager of JMP Ventures LLC.

(4)
Matthew P. Kalish 2020 Trust owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Matt Kalish is the trustee of the Matthew P. Kalish 2020 Trust, President, DraftKings North America of DraftKings and a director of DraftKings.

(5)
2015 Revocable Trust, dtd 5/12/2020 owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Paul Liberman is the trustee of the 2015 Revocable Trust, dtd 5/12/2020, President, Global Technology and Product, and a director of DraftKings.

(6)
Harry Sloan is the vice chairman of the Board.

(7)
2018 NADA FAMILY TRUST UAD 07/09/18 owns 8,813 shares of Autograph’s Series A-1 Preferred Stock. Hany Nada is the trustee of 2018 NADA FAMILY TRUST UAD 07/09/18, and was a director of DraftKings until April 2022.

(8)
Gotham United Ventures LLC owns 4,406 shares of Autograph’s Series A-1 Preferred Stock. Ezra Kucharz is a member of Gotham United Ventures LLC and the Chief Business Officer of DraftKings.

(9)
Spacetronics Holdings Ltd owns 440,691 shares of Autograph’s Series A-1 Preferred Stock. Spacetronics Holdings Ltd is wholly owned by a Jersey discretionary trust of which Shalom Meckenzie is the settlor and a member of the class of beneficiaries. Mr. Meckenzie is a director of DraftKings.

(10)
Accomplice Management Capital, LLC owns 17,627 shares of Autograph’s Series A-1 Preferred Stock. Ryan Moore is a founding partner of Accomplice Management Capital, LLC and a director of DraftKings.

Aircraft
Starting in 2022, from time to time, the Company has chartered, without mark-up, the private plane owned by Jason Robins, the Company’s Chief Executive Officer, utilizing aircraft services from Jet Aviation Flight Services, Inc. for the business and personal travel of Mr. Robins and his family. The Company had no direct or indirect interest in such private plane. During 2022, the Company incurred $0.7 million of expense for use of the aircraft under these chartering services.
In March 2022, the Company entered into a one-year lease of an aircraft from an entity controlled by Mr. Robins (the “Existing Aircraft Dry Lease”). Pursuant to the Existing Aircraft Dry Lease, Mr. Robins’

entity leases the aircraft to the Company for $0.6 million for a one-year period. The Company covers all operating, maintenance and other expenses associated with the aircraft. The audit committee and the compensation committee of the Board approved this arrangement based, among other things, on the requirements of the overall security program that Mr. Robins and his family fly private and their assessment that such an arrangement is more efficient and flexible and better ensures safety, confidentiality and privacy. During 2022, the Company incurred $0.4 million of expense under the Existing Aircraft Dry Lease.
The Existing Aircraft Dry Lease is scheduled to expire in accordance with its terms on March 30, 2023, and DraftKings intends to enter into a new one-year dry lease of such aircraft from an entity controlled by Mr. Robins for $0.6 million and otherwise on terms and conditions substantially the same as the Existing Aircraft Dry Lease, effective upon the expiration thereof.
Related Person Transaction Policy
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which DraftKings or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of DraftKings’ executive officers or a member of the Board;

•
any person who is known by DraftKings to be the beneficial owner of more than five percent (5%) of our voting stock; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings any person or entity may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the audit committee has the responsibility to review related person transactions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Registered Public Accounting Firm
BDO USA, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022, and the Board has proposed that our shareholders ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Please see Proposal No. 2 below. The audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that a change would be in the best interests of the Company.
(amounts in thousands)	2022	2021
Audit Fees(1)	$3,715	$2,994
Audit-Related Fees(2)	25	—
Tax Fees(3)	128	118
All Other Fees(4)	260	—
Total Fees	$4,128	$3,112

(1)
Consists of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. The Audit Fees incurred in also include fees relating to services performed in connection with our securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)
Consists of fees for a Type 1 Systems and Organization Controls (“SOC”) Report.

(3)
Consists of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, primarily including tax advice related to federal, state and international income tax compliance.

(4)
Relates to reimbursements for costs incurred related to SEC matters.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors. Specifically, the audit committee’s charter provides that the audit committee is directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged, including the approval of the engagement of the independent auditors for each audit and for non-audit services requested, including the fee, scope and timing of the audit or non-audit services requested, the nature and magnitude of the services actually performed compared to other approvals for the procedure (if applicable), the range and proportion of audit and non-audit fees and the effect of any engagement on the independence of the auditors. All of the services for which fees were disclosed under “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” in the table above were pre-approved under the audit committee’s pre-approval policy.

REPORT OF THE AUDIT COMMITTEE
The audit committee (the “Audit Committee”) of the Company’s Board operates pursuant to a written charter, which complies with the corporate governance standards of The Nasdaq Stock Market LLC. The Audit Committee reviews and reassesses its charter annually and recommends any proposed changes to the full Board for approval. The Audit Committee charter was initially approved in April 2020 and was most recently adopted in May 2022. A copy of the current charter is available on our website at http://www.draftkings.com/about (refer to “Investors” tab → “Governance” → “Documents & Charters”).
Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for approving compensation arrangements with the Company’s independent registered public accounting firm. In conjunction with the mandated rotation of BDO USA, LLP’s (“BDO”) lead engagement partner, the Audit Committee and the Chairman of the Audit Committee are directly involved in the rotation of the audit partners and selecting BDO’s new lead engagement partner.
Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal controls over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for the integrated audit of the consolidated financial statements and internal controls over financial reporting.
In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and BDO the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022.
The Audit Committee has also discussed and reviewed with BDO all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, including the matters required to be discussed by BDO with the Audit Committee under PCAOB standards.
In addition, BDO provided to the Audit Committee a formal written statement describing all relationships between BDO and the Company that might bear on BDO’s independence as required by the applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee reviewed and discussed with BDO any relationships that may impact BDO’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to BDO’s objectivity and independence.
Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.
THE AUDIT COMMITTEE
Steven J. Murray, Chairman
Ryan R. Moore
Valerie Mosley

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of our Board of Directors has selected BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. BDO has been engaged by us since April 23, 2020. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of BDO as our independent registered public accounting firm. However, the audit committee is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our shareholders’ best interests.
Vote Required
The affirmative vote of the holders of a majority of the votes cast either virtually during the Annual Meeting or represented by proxy at the Annual Meeting will be required to ratify the selection of BDO for our fiscal year ending December 31, 2023. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL 2 (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In our proxy statement for the 2021 Annual Meeting of Shareholders, the Board of Directors recommended that a non-binding advisory vote on the compensation of our named executive officers be held every year by our shareholders. In accordance with such recommendation, our shareholders at the 2021 Annual Meeting of Shareholders approved, on a non-binding advisory basis, the holding of a non-binding advisory vote on the compensation of our named executive officers every year.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding advisory vote from our shareholders to approve the compensation paid to our NEOs as disclosed in this Proxy Statement. Shareholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of DraftKings Inc. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for its 2023 Annual Meeting of Shareholders (including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion therein).
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation program for our executive officers is guided by several key principles, including attraction, retention and motivation of executive officers over the long-term, recognition of individual and company-wide performance, and creation of shareholder value by aligning the interests of management and our shareholders through equity incentives. We urge shareholders to read the “Compensation Discussion and Analysis” section, compensation tables and related narrative discussion in this Proxy Statement for a more detailed discussion of our compensation programs and policies, the compensation-related actions taken in fiscal year 2022 and the compensation paid to our NEOs.
Vote Required
The affirmative vote of the holders of a majority of the votes cast either virtually during the Annual Meeting or represented by proxy at the Annual Meeting will be required for approval of Proposal No. 3. Abstentions and broker non-votes will have no effect on Proposal No. 3.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 90% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 3. Accordingly, the approval of Proposal No. 3 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 (ITEM NO. 3
ON THE ENCLOSED PROXY CARD)

WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://draftkings.gcs-web.com/financials/sec-filings.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
SHAREHOLDER COMMUNICATIONS
General.   We provide an informal process for shareholders to send communications to our Board and its members. Shareholders who wish to contact the Board or any of its members may do so by writing to DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116.
Submission of Shareholder Proposals and Director Nominations for 2024 Annual Meeting.   Shareholders who intend to have a proposal or director nomination considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting must submit the proposal or director nomination to us no later than November 25, 2023. In accordance with our Bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2024 Annual Meeting, a shareholder’s notice of the proposal or director nomination that the shareholder wishes to present must be delivered to Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting. Accordingly, any notice given pursuant to our Bylaws and outside the process of Rule 14a-8 must be received no earlier than January 16, 2024 and no later than February 15, 2024. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 no later than March 16, 2024, or, if we change the date of our 2024 Annual Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.
OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

DRAFTKINGS INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D96076-P86572 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DRAFTKINGS INC.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Jason D. Robins
02) Harry E. Sloan
03) Matthew Kalish
04) Paul Liberman
05) Woodrow H. Levin
06) Jocelyn Moore
07) Ryan R. Moore
08) Valerie Mosley
09) Steven J. Murray
10) Marni M. Walden

Vote on Proposals

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DR4TINGS NC00 MIN Sat4CES P.O 9(X(9142fABMGDALE RY 11735SCAN TO VIEW MATERIALS & VOTE > VOTE BY NTERNETBefore The Meeting- Gotowvem.orosvvote.com or scan the QR Barcode aboveUse the In emet to transmit your voting instructions and for electronic delirery of information $43 until 11:59 p.m. Eastem limethedeybeforethecut-off dates meeting date. Have your proxy card in hand when you access the web site and follow the irstructionsto obtain your recordsand to create an electronic voting instruction form.During The Meeting - Go to www.vIrtuelshereholderineetIno.cornMKNG2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE -1-800690.6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastem Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then fdlow the irstructiors.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following:Vote on Directors1.Election of Directors Nominees:For Withhold For AllTo withhold authority to vote for any individualAllAllExceptnomincet), mat 'For All Except' and write the number(s) of the nominee(s) on the line below. 2. To ratify the selection of BDO USA, LLP as our Independent registered public accounting firm for our fiscal year ending December 31, 2023.0003. NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournment thereof.The shares represented by this proxy when properly executed will be voted In the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. If any other matters properly come before the meeting, or If cumulative voting Is required, the person named In this proxy will vote In their discretion.Please sign your name exactly as It appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint enants, all parties In the joint tenancy must sign. If a signer Is a corporation, please sign In full corporate name by duly authorized officer.To conduct a nonbinding advisory vote on executive compensation.0000 0 001)Jason D. Robins06)Jocelyn Moore02)Harry E. Sloan07)Ryan R. Moore03)Matthew Kalish8) Valerie MosleyOf)Paul Liberman9) Steven J. Murray05)Woodrow H. Levin10) Marni M. WaldenVote on ProposalsThe
Board of Directors recommends you vote FOR the following proposals: TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D96076-P86972KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at %%ww.proxyvote.comDRAFTKINGS INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERSMAY 15, 2023The shareholder(s) hereby appoint(s) Jason D. Robins and R. Stanton Dodge, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DraftKings Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time on May 15, 2023, virtually at +,vww.virtualshareholdermeeting.com/DKNG2023, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR ON PROPOSAL 2 AND FOR ON PROPOSAL 3.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE